Exhibit 99.1

Media		Investors
Mary Eshet	Julia Tunis Bernard	Bob Strickland	Jim Rowe
704-383-7777	415-222-3858	415-396-0523	415-396-8216
Wednesday, January 20, 2010
WELLS FARGO REPORTS RECORD FULL YEAR NET INCOME
Q4 Record Revenue of $22.7 billion; Q4 Net Income of $2.8 billion
Full Year 2009:
•	Record net income of $12.3 billion

•	Record revenue of $88.7 billion

•	Record pre-tax pre-provision profit [1] (PTPP) of $39.7 billion, more than 2.1 times annual net charge-offs

•	Diluted earnings per common share of $1.75 reduced by $0.76 per share for TARP preferred stock dividends, including the deemed dividend upon redemption of TARP preferred stock

•	Total credit extended to consumers and businesses of $711 billion

•	Net interest margin of 4.28 percent, return on assets of 0.97 percent, and return on equity of 9.88 percent
Fourth Quarter 2009:
•	Net income of $2.8 billion, after pre-tax $500 million credit reserve build and $861 million of merger-related and incremental expenses, including:
-	$450 million in merger costs

-	$261 million previously disclosed expense provision for auction rate securities (ARS) settlement

-	$150 million employee benefit-related expenses for 401(k) profit sharing contribution to all eligible team members
•	Diluted earnings per common share of $0.08 reduced by $0.47 for TARP preferred stock dividends, including $0.39 per share upon redemption of TARP preferred stock

•	Record revenue of $22.7 billion, up 4 percent (annualized) from third quarter 2009

•	PTPP of $9.9 billion, driven by continued revenue growth offset by $861 million in merger-related and incremental expenses

•	Average checking and savings deposits of $661 billion, up 20 percent (annualized) from prior quarter

•	Continued signs of a positive turn in credit quality:
-	30 day delinquent balances in a number of the retail and commercial segments were stable or improved, including auto, credit card, liquidating home equity, personal credit management,
1   See footnote 4 on page 18 for information on PTPP

small business direct, and student lending, aided by continued improvement in the performance of newer vintages

-	Growth in nonperforming loans concentrated in secured real estate portfolios; other loan categories stable, including flat or declining commercial and industrial (C&I) and consumer revolving/installment credit nonaccruals

-	Growth in net charge-offs declined significantly in the quarter. Almost all major loan categories had relatively flat/declining losses, with the exception of commercial real estate. Credit card losses declined for the second consecutive quarter.

-	“Roll rates” from current to 30 days past due continued to improve in Pick-a-Pay portfolio, both impaired and non-impaired
•	Significant increases in capital:

	Dec. 31,	Dec. 31,
(as a percent of total risk-weighted assets)	2009 (1)	2008

Tier 1 capital	9.3%	7.8
Tier 1 common equity (2)	6.5	3.1
Total capital	13.3	11.8

(1)	December 31, 2009, ratios are preliminary.

(2)	See table on page 38 for more information on Tier 1 common equity.
-	Stockholders’ equity and Tier 1 common ratio higher at December 31, 2009, than prior to Wachovia acquisition

-	Equity offering in December raised $12.2 billion

-	Full repayment of $25 billion TARP investment; paid $1.44 billion in cash dividends to U.S. Treasury over the life of the investment

-	Purchased Prudential Financial’s noncontrolling interest in securities brokerage joint venture, giving Wells Fargo 100 percent of the future earnings of the business

-	Adoption of FAS 166/167 on January 1, 2010, improved Tier 1 common ratio by 1 basis point, reduced Tier 1 capital ratio by 1 basis point
•	Wachovia integration on track and on schedule:
-	Pick-a-Pay portfolio performed better than originally modeled

-	Re-confirmed estimate for $5 billion annual cost saves upon completion of integration in 2011, over 50 percent of annual run rate achieved in 2009

-	Estimated cumulative merger expenses further reduced to less than $5 billion

-	Asset reduction in non-strategic loan categories proceeding as planned – reduced non-strategic loans by $18.9 billion, or 15 percent in 2009

-	$109 billion of higher-cost certificates of deposits (CDs) matured in 2009; retained approximately 60 percent in lower-rate CDs and liquid deposits at lower than expected yields

-	Converted first state banking stores (Colorado) in November 2009, conversion of remaining overlapping markets expected throughout 2010

•	Industry leader in loan modifications for homeowners:
-	As of December 31, 2009, nearly half a million Wells Fargo mortgage customers were in active trial or completed loan modifications started in prior 12 months; of this total, 119,000 were under the Home Affordable Modification Program (HAMP), including 8,400 completed modifications, and the rest were non-HAMP modifications

-	Over 30 percent of purchased credit-impaired (PCI) Pick-a-Pay portfolio modified through December 31, 2009
Selected Financial Information

	Quarter ended		Year ended
	Dec. 31,	Sept. 30,	Dec. 31,
	2009	2009	2009
Earnings
Diluted earnings per share	$0.08	0.56	1.75
Wells Fargo net income (in billions)	2.82	3.24	12.28

Asset Quality
Net charge-offs as % of avg. total loans	2.71%	2.50	2.21
Nonperforming loans as % of total loans	3.12	2.61	3.12
Allowance as a % of total loans	3.20	3.07	3.20

Other
Revenue (in billions)	$22.70	22.47	88.69
Average loans (in billions)	792.4	810.2	822.8
Average core deposits (in billions)	770.8	759.3	762.5
Net interest margin	4.31%	4.36	4.28
SAN FRANCISCO – Wells Fargo & Company (NYSE: WFC) reported record net income of $12.3 billion, or $1.75 per common share, for 2009. Fourth quarter 2009 diluted earnings per share were $0.08, compared with $0.56 for third quarter 2009 and a loss of $0.84 per share in fourth quarter 2008. Fourth quarter and full year 2009 diluted earnings per share were reduced by $0.47 and $0.76, respectively, for combined cash dividends and the deemed dividend upon redemption and full repayment of TARP preferred stock. Results prior to January 1, 2009, do not include Wachovia.
“For the fourth quarter of 2009 and for the full year, we delivered significant value for our customers, communities, shareholders and country,” said Chairman and CEO John Stumpf. “We thank our team of 281,000 for their dedication and steadfast focus on customers in 2009 as we continued the important integration of Wachovia into Wells Fargo. This merger, which essentially doubled the size of our company, has already generated tremendous synergies as we expand the time-tested Wells Fargo model to more customers and team members over a broader geography, including additional businesses that help customers succeed financially. In particular, we are very pleased with the positive results we’ve seen in attracting deposits from new and existing customers, and we are excited about the opportunity to deepen current relationships, cross-sell to new customers and achieve even higher customer satisfaction, while rewarding them for more of their business. Our mission and fundamental business model remains the same and we believe our strategic and financial position is even stronger today than it was a year ago when we completed our merger with Wachovia.

“Wells Fargo continued to do its part in making credit available to help our nation’s economic recovery. Nearly half a million Wells Fargo loan customers were provided with mortgage payment relief through active trial and completed loan modifications in 2009. We provided $711 billion in loans and lines of credit to help get the economy going again.
“As this past year’s financial performance has shown, the earnings capability of Wells Fargo’s business model has significant power to generate capital internally. Because of the value we created in 2009 for our customers and communities, we were able to achieve record revenue and earnings for the year. As we enter 2010, we believe our franchise has never been better positioned to meet the challenges and opportunities ahead of it. The Wells Fargo model has been built to outperform our peers over time and through cycles. Clearly we have done just that again in 2009 and believe that this very same model and execution discipline will continue to outperform the industry in the years and cycles ahead.”
Financial Performance
“Fourth quarter financial results reflected a continuation of the solid revenue, earnings and capital generation we have produced all year,” said Chief Financial Officer Howard Atkins. “Fourth quarter earnings of $2.8 billion contributed to a record $12.3 billion in net income for the full year. Revenue continued to build during the quarter across the majority of our businesses, reaching a new quarterly record of $22.7 billion, leading to pre-tax pre-provision profit of nearly $10.0 billion despite $861 million of merger-related and incremental expenses in the quarter. Risk in our asset portfolios has been reduced throughout the year, including fourth quarter, by reducing higher-risk loan portfolios, shedding legacy trading positions, and reducing longer duration investment securities at lower interest rates. We continued to strengthen our balance sheet by building credit reserves to $25 billion at quarter end, up $500 million in the quarter, up $3.5 billion during 2009 and more than six times the reserve (pre-merger) we had at the start of the credit crisis in mid-2007.
The Wachovia integration is proceeding as expected. Credit losses are tracking better than originally estimated at the time of the merger. Expense synergies are on track for $5 billion in annual run rate savings upon completion of the integration in 2011 and cumulative integration costs are now expected to be $3 billion less than the originally assumed $8 billion. Revenue synergies have already begun to be realized with great potential for many more. We built capital significantly throughout the year. Stockholders’ equity and Tier 1 common at December 31, 2009, were above the strong levels we had prior to the Wachovia acquisition, even after redeeming TARP and purchasing Prudential’s minority interest.”
Revenue
Revenue of $22.7 billion increased 4 percent (annualized) from third quarter 2009, largely the result of continued growth in fee income in our trust and investment management, credit/debit card and mortgage banking businesses. We also experienced broad-based growth across multiple businesses, including double-digit (annualized) linked-quarter revenue growth in asset management, auto lending through Wachovia Dealer Services, insurance, merchant card, mortgage banking, and wealth management. Legacy

Wells Fargo had record retail bank household cross-sell of Wells Fargo products of 5.95 in the fourth quarter, and core product solutions (sales) of 6.08 million, up 16 percent from prior year. While mortgage originations and servicing revenue remained high, total mortgage banking noninterest income contributed just 15 percent of the Company’s consolidated revenue for the quarter.
Net Interest Income
Net interest income was $11.5 billion, compared with $11.7 billion in third quarter 2009. While earning assets were up slightly, the decline in core loans, the reduction in non-strategic assets and the third quarter sale of longer-duration mortgage-backed securities reduced net interest income growth and net interest margin in the fourth quarter, offset by significant growth in noninterest-bearing checking and savings deposits and wider new lending spreads, which are expected to benefit net interest income over the long term.
Noninterest Income
Noninterest income was $11.2 billion, up 15 percent (annualized) from $10.8 billion in third quarter 2009, and included:
•	Mortgage banking income of $3.4 billion, including:
-	$1.2 billion in income from mortgage loan originations/sales activities (net of $316 million increase in repurchase reserves) on $94 billion of residential mortgage originations and $144 billion of applications

-	$1.9 billion market-related valuation changes to mortgage servicing rights (MSRs) net of economic hedge results, largely reflecting the continuation of strong carry income and effective hedge performance; average servicing portfolio note rate was only 5.66 percent, the lowest since September 30, 2005, and the value of MSRs to loans serviced for others was 91 basis points.
•	Trust and investment fees of $2.6 billion, up 16 percent (annualized) linked quarter, primarily reflecting an increase in client assets and higher revenue from the retail securities brokerage business. After purchasing Prudential’s noncontrolling interest in the securities brokerage joint venture on December 31, 2009, Wells Fargo has 100 percent of the future earnings of the business.

•	Service charges on deposit accounts of $1.4 billion, down 15 percent (annualized) linked quarter due to normal seasonality

•	Credit/debit card fees of $961 million, up 6 percent (annualized) linked quarter reflecting seasonally higher volumes and higher debit card penetration

•	Insurance revenue of $482 million, up 12 percent (annualized) linked quarter

•	Net gains on debt and equity securities of $383 million, largely reflecting private equity gains

•	$272 million reduction in other noninterest income linked quarter, partly reflecting lower investment income in employee benefit plan
The Company had net unrealized securities gains of $5.6 billion at December 31, 2009, consisting of $3.3 billion in unrealized gains in the agency mortgage-backed securities portfolio and $2.3 billion on spread-related fixed-income securities and equity investments. During the quarter, mortgage-backed securities yields increased while capital market credit spreads generally narrowed.
Noninterest Expense
“While our core cost discipline remained very much in place in the quarter, noninterest expense increased to $12.8 billion from $11.7 billion in third quarter 2009, driven in large part by $450 million of Wachovia merger integration and severance expense (up $251 million from third quarter), $261 million for the previously announced ARS settlement and $150 million for employee benefit-related expense for 401(k) profit sharing contribution to all eligible team members,” said Atkins. “We also continued to invest for both the short- and long-term benefit of our customers. We added sales and service team members in regional banking as we align Wachovia’s banking stores with the Wells Fargo model. As we’ve rolled out our regional commercial banking office model into the Eastern states, we’ve increased sales and service headcount by 8 percent from the third quarter. We also added resources to handle the higher volumes of mortgage loan modifications, with home retention staff up 17 percent in the quarter to more than 15,000 team members dedicated to helping customers stay in their homes. The Company’s efficiency ratio was 56.5 percent, up from the third quarter’s record level but roughly flat with the first and second quarter.
Income Taxes
The Company’s effective income tax rate was 25.2 percent in the fourth quarter, down from 29.5 percent in the third quarter (adjusted for noncontrolling interest). The reduction in tax expense primarily related to the resolution of certain federal and state income tax matters in the quarter and to a greater proportion of tax-exempt income.
Loans
Average total loans were $792.4 billion in the fourth quarter compared with $810.2 billion in the third quarter. In part, the decline was driven by the Company’s objective to reduce identified higher-risk, non-strategic and liquidating consumer loan portfolios, down $4.7 billion in the fourth quarter. “While we believe we’ve been an industry-leader in supplying credit to consumers and businesses – $711 billion in commitments and originations in 2009 – loan demand remained relatively soft in the fourth quarter, although the pace of decline in core loans moderated slightly in the quarter,” said Atkins. “Wells Fargo continued to gain market share in many lending segments including residential mortgage, auto, education finance, SBA and middle market commercial. With commercial line utilization at cyclical lows and total wholesale banking commitments of $258 billion, we are encouraged by the potential for increased loan volume should a growing economy lead to increased commercial loan demand.”
Deposits
“Deposit growth remained very strong as we continued to build consumer and business checking account relationships,” said Atkins. Average checking and savings deposits increased 20 percent (annualized) to $661.4 billion from $629.6 billion in third quarter 2009. Average mortgage escrow deposits were

$27.5 billion compared with $28.7 billion in third quarter 2009. Average consumer checking accounts grew a net 5.8 percent from 2008 for Wells Fargo and Wachovia combined, and average business checking accounts grew a net 3.9 percent for the same period. Average total core deposits were $770.8 billion, up 6 percent (annualized) from $759.3 billion in third quarter 2009. During the quarter, $14 billion of Wachovia’s higher-rate certificates of deposit matured, with $6 billion of those balances retained. For the full year 2009, $109 billion of Wachovia’s high-rate certificates of deposit matured, with $62 billion retained, largely in low-cost CDs, checking and savings accounts. Only $8 billion of Wachovia high-rate CDs are expected to mature in 2010.
Capital
“We have built capital significantly in the last 15 months through industry-leading internal capital generation and three successful common stock offerings totaling over $33 billion, including the $12.2 billion offering in the fourth quarter that allowed us to repay TARP in full,” said Atkins. “Despite doubling the size of the Company and despite cyclically elevated credit costs this past year, our capital ratios ended 2009 higher than they were upon completion of the Wachovia acquisition, even after redeeming TARP in full and purchasing Prudential’s noncontrolling interest in the retail securities brokerage joint venture.”

	Dec. 31,	Dec. 31,
(as a percent of total risk-weighted assets)	2009 (1)	2008

Tier 1 capital	9.3%	7.8
Tier 1 common equity (2)	6.5	3.1
Total capital	13.3	11.8

(1)	December 31, 2009, ratios are preliminary.

(2)	See table on page 38 for more information on Tier 1 common equity.
On January 1, 2010, the Company adopted new accounting guidance contained in FASB ASC 810, Consolidations, and FASB ASC 860, Transfers and Servicing (FAS 166/167), which resulted in the consolidation of certain off-balance sheet assets not currently included in its financial statements. The adoption of the new guidance added approximately $10 billion in risk-weighted assets and had a small positive impact on common equity upon adoption. The total impact was to increase Tier 1 common equity as a percentage of risk-weighted assets by 1 basis point, to reduce the Tier 1 capital ratio by 1 basis point and to reduce the total capital ratio by 4 basis points.
Credit Quality
“Fourth quarter credit results were in line with our expectations,” said Chief Credit and Risk Officer Mike Loughlin. “While losses remained elevated during the quarter as expected, a more favorable economic outlook and improved credit statistics in several portfolios further increase our confidence that our credit cycle is turning, provided economic conditions do not deteriorate. Credit actions taken early in 2008 have so far produced high quality subsequent vintages in the consumer portfolios, and 30-day delinquency levels in a number of retail and commercial segments improved or stabilized in the fourth quarter.

Stabilization, or in some cases improvements, in residential real estate values in multiple markets have resulted in lower expected loss severity in our consumer real estate secured portfolios, including better than expected performance in the Pick-a-Pay portfolio. As expected, commercial real estate losses increased during the quarter, but remained at manageable levels. Last quarter, we indicated that we expected consumer losses to peak in the first half of 2010 and commercial losses to peak in the second half absent further economic deterioration. Based on the portfolio performance data we saw in the fourth quarter, and assuming the same economic outlook, we are tracking somewhat better than these expectations. Nonperforming asset growth decelerated in the fourth quarter, and once again we increased reserve levels commensurate with the estimated losses inherent in the portfolio. For the first time in four quarters, the total provision in the fourth quarter declined on a linked-quarter basis. We are working actively to find solutions for consumer and commercial customers who are not able to repay loans according to original terms. We are also encouraging Wells Fargo bankers to stay close to their customers and prospects to understand their future borrowing needs, so that when their credit needs arise, we will be prepared to lend.”
Credit Losses
Fourth quarter net charge-offs were $5.4 billion, or 2.71 percent of average loans (annualized), compared with third quarter net charge-offs of $5.1 billion, or 2.50 percent of average loans. Total credit losses included $1.7 billion of commercial and commercial real estate loans (2.15 percent of average loans) and $3.7 billion of consumer loans (3.24 percent of average loans), as shown in the following table. Almost all of the increase in charge-offs was in commercial and consumer real estate, with the other portfolios showing flat to declining losses.

Net Loan Charge-Offs (1)	Quarter ended
	December 31, 2009		September 30, 2009		June 30, 2009
		As a		As a		As a
		% of		% of		% of
	Net loan	average	Net loan	average	Net loan	average
	charge-	loans	charge-	loans	charge-	loans
($ in millions)	offs	(annualized)	offs	(annualized)	offs	(annualized)

Commercial and commercial real estate:
Commercial	$927	2.24%	$924	2.09%	$704	1.51%
Real estate mortgage	349	1.32	209	0.80	146	0.56
Real estate construction	375	4.82	249	3.01	232	2.76
Lease financing	49	1.37	82	2.26	61	1.68

Total commercial and commercial real estate	1,700	2.15	1,464	1.78	1,143	1.35

Consumer:
Real estate 1-4 family first mortgage	1,018	1.74	966	1.63	758	1.26
Real estate 1-4 family junior lien mortgage	1,329	5.09	1,291	4.85	1,171	4.33
Credit card	634	10.61	648	10.96	664	11.59
Other revolving credit and installment	686	3.06	682	3.00	604	2.66

Total consumer	3,667	3.24	3,587	3.13	3,197	2.77

Foreign	46	0.62	60	0.79	46	0.61

Total	$5,413	2.71%	$5,111	2.50%	$4,386	2.11%

(1)	See explanation on page 30 of the accounting for purchased credit-impaired (PCI) loans from Wachovia and the impact on selected financial ratios.
“While we expect commercial and commercial real estate losses will remain elevated for the near term, we continue to believe our portfolio will perform relatively well,” said Loughlin. “Our commercial real estate portfolio is well diversified with respect to product type and geography. The Wells Fargo portion of the portfolio reflected strong, consistent underwriting and a relationship approach, while the loss content in the Wachovia portion was significantly reduced when we took $7 billion in purchase accounting adjustments at the time of the merger on $18 billion of the highest risk commercial real estate loans. As a result of improved residential real estate activity, stable employment and high quality recent vintages, consumer losses were essentially flat in the fourth quarter.
“Overall the PCI portfolio has performed as expected, and we believe the remaining nonaccretable balance is adequate to absorb estimated future life-of-loan losses on the portfolio. In fact, we expect the Pick-a-Pay portfolio, where we have recognized $10.2 billion of the original $26.5 billion of PCI impairment taken on the Pick-a-Pay portfolio, to perform better than our original estimates. As required, any further deterioration we experience on the PCI loans will be reflected in credit costs while improvements in that portfolio will be reflected in revenue as increased yield or gains on asset sales. To date, these have largely offset one another.”
Nonperforming assets
Total nonperforming assets (NPAs) were $27.6 billion (3.53 percent of total loans) at December 31, 2009, and included $24.4 billion of nonaccrual loans and $3.2 billion of foreclosed assets (repossessed real estate and vehicles).

Nonaccrual Loans and Other Nonperforming Assets

	December 31, 2009		September 30, 2009		June 30, 2009
		As a		As a		As a
		% of		% of		% of
		total		total		total
($ in millions)	Balances	loans	Balances	loans	Balances	loans

Commercial and commercial real estate:
Commercial	$4,397	2.78%	$4,540	2.68%	$2,910	1.60%
Real estate mortgage	3,984	3.80	2,856	2.76	2,343	2.26
Real estate construction	3,025	10.18	2,711	8.55	2,210	6.65
Lease financing	171	1.20	157	1.11	130	0.89

Total commercial and commercial real estate	11,577	3.77	10,264	3.22	7,593	2.28

Consumer:
Real estate 1-4 family first mortgage	10,100	4.40	8,132	3.50	6,000	2.53
Real estate 1-4 family junior lien mortgage	2,263	2.18	1,985	1.90	1,652	1.54
Other revolving credit and installment	332	0.37	344	0.38	327	0.36

Total consumer	12,695	2.84	10,461	2.32	7,979	1.74

Foreign	146	0.50	144	0.48	226	0.75

Total nonaccrual loans	24,418	3.12	20,869	2.61	15,798	1.92

Foreclosed assets:
GNMA loans	960		840		932
All other	2,199		1,687		1,592

Total foreclosed assets	3,159		2,527		2,524

Real estate and other nonaccrual investments	62		55		20

Total nonaccrual loans and other nonperforming assets	$27,639	3.53%	$23,451	2.93%	$18,342	2.23%

Change from prior quarter	$4,188		5,109		5,730
“While commercial and commercial real estate nonaccrual loans were up in the quarter, we continued to see the rate of growth slowing considerably quarter to quarter,” said Loughlin. “The $1.4 billion increase in commercial real estate NPAs included impaired loans in the PCI portfolio placed in foreclosure and therefore moved to NPAs (written down at the time of the Wachovia merger).
“We believe the loss exposure expected in the NPAs is significantly mitigated by three factors. First, 96 percent of our nonperforming loans (NPLs) are secured. Second, losses have already been recognized on 36 percent of the total. Specifically, 31 percent of commercial loan NPLs have been written down by 52 percent or more, and all residential real estate NPLs greater than 180 days old have been written down to net realizable value. Third, there are certain NPLs for which there are loan level reserves in the allowance, while other NPLs are covered by general reserves.”

Loans 90 Days or More Past Due and Still Accruing (1)
(Excluding Insured/Guaranteed GNMA and Similar Loans)

	Dec. 31,	Sept. 30,
(in millions)	2009	2009

Commercial and commercial real estate:
Commercial	$590	458
Real estate mortgage	1,183	693
Real estate construction	740	930

Total commercial and commercial real estate	2,513	2,081

Consumer:
Real estate 1-4 family first mortgage	1,623	1,552
Real estate 1-4 family junior lien mortgage	515	484
Credit card	795	683
Other revolving credit and installment	1,333	1,138

Total consumer	4,266	3,857

Foreign	73	76

Total loans	$6,852	6,014

(1)	The table above does not include PCI loans that were contractually 90 days past due and still accruing. These loans have a related nonaccretable difference that will absorb future losses; therefore charge-offs on these loans are not expected to reduce income in future periods to the extent that actual future loan performance is consistent with original estimates.
Loans 90 days or more past due and still accruing totaled $22.2 billion at December 31, 2009, and $18.9 billion at September 30, 2009. For the same period ends, the totals included $15.3 billion and $12.9 billion, respectively, in advances pursuant to the Company’s servicing agreement to Government National Mortgage Association (GNMA) mortgage pools and similar loans whose repayments are insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs.
Allowance for Credit Losses
The allowance for credit losses, including the reserve for unfunded commitments, totaled $25.0 billion at December 31, 2009, compared with $24.5 billion at September 30, 2009. The credit reserve reflects management’s estimate of inherent losses in the loan portfolio at December 31, 2009. Primary drivers of the increased allowance this quarter included $100 million associated with additional life-of-loan losses for several commercial PCI credits (as mentioned above, while this deterioration is reflected as credit costs, related improvements in any PCI loans are reflected as increased revenues) and the remainder associated with residential real estate loan modification programs.
The allowance coverage to total loans increased to 3.20 percent compared with 3.07 percent at September 30, 2009. The allowance coverage to NPLs was 103 percent at December 31, 2009, compared with 118 percent at September 30, 2009. “In 2009, we provided $3.5 billion of reserves in excess of charge-offs, bringing total loan loss reserves to more than $25 billion,” said Loughlin. “In addition to the loan loss reserve, we also began 2010 with $22.9 billion available specifically to absorb losses in the PCI portfolio; i.e. to cover losses on the most severely distressed portion of the Wachovia loan portfolio. We believe the allowance was adequate for losses inherent in the loan portfolio at December 31, 2009, including both performing and nonperforming loans.”
For additional detail on credit quality and trends, please refer to the quarterly supplement.
Business Segment Performance
Wells Fargo defines its operating segments by product type and customer segment. Segment net income for each of the three business segments was:

	Quarter ended
	Dec. 31,	Sept. 30,
(in millions)	2009	2009
Community Banking	$2,102	$2,667
Wholesale Banking	1,011	598
Wealth, Brokerage and Retirement	131	244
More financial information about the business segments is on pages 39 and 40.
Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including investment, insurance and trust services in 39 states and D.C., and mortgage and home equity loans in all 50 states and D.C.
Selected Financial Information

	Quarter ended
	Dec. 31,	Sept. 30,
(in millions)	2009	2009
Total revenue	$15,119	$15,143
Provision for credit losses	4,903	4,572
Noninterest expense	7,420	6,802
Segment net income	2,102	2,667

(in billions)
Average loans	524.3	534.7
Average assets	772.7	785.2
Average core deposits	519.9	530.3
Community Banking reported net income of $2.1 billion in fourth quarter 2009, down $565 million from third quarter. Revenue was flat compared with third quarter, driven by strong mortgage fee income offset by a decrease in net interest margin. Noninterest income increased $285 million from prior quarter driven by continued strength in mortgage banking. Noninterest expense increased $618 million, including employee benefit-related expenses, volume-related mortgage expenses, project expenses and seasonal software license and maintenance expenses, partially offset by Wachovia merger-related cost saves. The provision for credit losses increased $331 million, and included a $385 million credit reserve build compared with a $265 million credit reserve build in prior quarter.

Regional Banking Highlights for Legacy Wells Fargo
•	Record core product solutions (sales) of 26.0 million in 2009, up 14 percent from 2008 on a comparable basis

•	Core sales per platform banker FTE (active, full-time equivalent) of 5.75 per day, up from 5.29 in 2008 on a comparable basis

•	Record retail bank household cross-sell of Wells Fargo products of 5.95 products per household; 26 percent of retail bank households had 8 or more products, the Company’s long-term goal

•	Sales of Wells Fargo Packages® (a checking account and at least three other products) up 21 percent from 2008; purchased by 79 percent of new checking account customers

•	Business Banking
-	Store-based business solutions up 14 percent from 2008

-	Business Banking household cross-sell of 3.77 products per household

-	Sales of Wells Fargo Business Services Packages (business checking account and at least three other business products) up 25 percent from 2008; purchased by 57 percent of new business checking account customers
Regional Banking Highlights for Wachovia
•	Retail bank household cross-sell of Wachovia products of 4.65 products per household
•	Wachovia maintained its very high customer experience levels; scores continued to surpass prior year
Combined Regional Banking
•	Consumer checking accounts up a net 5.8 percent from prior year
•	Business checking accounts up a net 3.9 percent from prior year
•	Opened 70 banking stores in 2009 for retail network total of 6,629; converted 19 Wachovia banking stores in Colorado to Wells Fargo
•	12,363 ATMs across our network, including 3,839 Envelope-FreeSM webATM machines
Online Banking
•	16.7 million combined active online customers
•	4.0 million combined active Bill Pay customers
•	Best Consumer Internet Bank in North America (Global Finance, November 2009)
•	#1 Bank Technology Innovator of the Year, for leadership in person-to-person mobile payments, advances in online and mobile banking, and research in next-generation customer experience (Bank Technology News, December 2009)

•	Wells Fargo Mobile Banking earned “Gold” grade (Javelin Strategy & Research, October 2009)

Wells Fargo Home Mortgage (Home Mortgage)
•	Home Mortgage applications of $144 billion, compared with $123 billion in prior quarter
•	Home Mortgage application pipeline of $57 billion at quarter end, compared with $62 billion at September 30, 2009
•	Home Mortgage originations of $94 billion, essentially flat from $96 billion in prior quarter
•	Owned residential mortgage servicing portfolio of $1.8 trillion
Wholesale Banking provides financial solutions to businesses across the United States with annual sales generally in excess of $10 million and financial institutions globally. Products include middle market banking, corporate banking, commercial real estate, treasury management, asset-based lending, insurance brokerage, foreign exchange, correspondent banking, trade services, specialized lending, equipment finance, corporate trust, investment banking, capital markets and asset management.
Selected Financial Information

	Quarter ended
	Dec. 31,	Sept. 30,
(in millions)	2009	2009
Total revenue	$5,276	$4,916
Provision for credit losses	950	1,361
Noninterest expense	2,720	2,630
Segment net income	1,011	598

(in billions)
Average loans	239.6	247.0
Average assets	368.9	369.3
Average core deposits	162.6	146.9
Wholesale Banking reported net income of $1.0 billion compared with $598 million in third quarter 2009. Average core deposits were $163 billion, up 42 percent (annualized) from prior quarter, driven by strong growth in government and institutional banking as well as deposits from international customers. Loan loss provision in excess of net charge-offs decreased substantially to $115 million in fourth quarter 2009, from $627 million in third quarter, while net charge-offs increased to $835 million from $733 million last quarter. Of those losses, $167 million related to PCI loans, down from $204 million last quarter. Recoveries from the PCI portfolio that were recorded as revenue totaled $214 million, up from $124 million last quarter.
Middle market banking ranks #1 in market share defined as overall lead relationship penetration. With 112 offices stretched across the country and expanded product and distribution capabilities, we saw tremendous gains in 2009. According to Greenwich Associates, more middle market businesses borrowed from Wells Fargo in 2009 than any other institution, and Wells Fargo established the most new relationships. Commercial banking relationships in the West have achieved an average of 7.8 products per relationship. The conversion of Wachovia regional commercial banking offices to the Wells Fargo operating model is expected to be completed by the end of the first quarter 2010, providing significant opportunities for cross-selling products within the middle market business.

•	Average deposits up 42 percent (annualized) from the prior quarter
•	Government and institutional banking noninterest income up 11 percent driven by better pricing and increased volume in letters of credit, bond issuances and re-marketing
•	Debut of CEO MobileSM iPhone app, which provides alerts to corporate and business customers regarding pending transactions and connects them to online commercial banking services
•	Commercial Banking launched new cleantech banking group dedicated to supporting companies that manufacture, market or develop clean technologies such as solar and wind power, energy and water efficiency, electric and low-emission vehicles, and smart grid applications
•	Integration of Wachovia wholesale businesses on track to meet or exceed expected cost saves and is producing significant new growth opportunities from acquired businesses such as Government and Institutional Banking, Global Finance and Institutional Trade, and Investment Banking and Capital Markets
Wealth, Brokerage and Retirement provides a full range of financial advisory services to clients using a comprehensive planning approach to meet each client’s needs. Wealth Management provides affluent and high net worth clients with a complete range of wealth management solutions including financial planning, private banking, credit, investment management and trust. Family Wealth meets the unique needs of the ultra high net worth customers. Retail Brokerage’s financial advisors serve customers’ advisory, brokerage and financial needs as part of one of the largest full-service brokerage firms in the U.S. Retirement provides retirement services for individual investors and is a national leader in 401(k) and pension record keeping.
Selected Financial Information

	Quarter ended
	Dec. 31,	Sept. 30,
(in millions)	2009	2009
Total revenue	$2,875	$2,966
Provision for credit losses	93	234
Noninterest expense	2,542	2,314
Segment net income	131	244

(in billions)
Average loans	44.8	45.4
Average assets	114.7	108.6
Average core deposits	124.4	116.4
Wealth, Brokerage and Retirement reported net income of $131 million, compared with $244 million in prior quarter. The earnings decline was driven by the reserve incurred in connection with the ARS settlement as previously disclosed. Revenue was $2.9 billion, down slightly from prior quarter, as higher asset-based revenues were offset by lower securities gains in the brokerage business. Total provision for credit losses decreased $141 million from prior quarter, largely reflecting a credit reserve build in the third quarter. Noninterest expense was up 10 percent from prior quarter largely due to the ARS reserve. Average core deposits increased $8.0 billion, or 27 percent (annualized), from third quarter, reflecting continued success in attracting client assets, including deposits.

Retail Brokerage
•	Managed account assets up $11 billion, or 6 percent, from prior quarter, including net inflows of $8 billion
•	Solid financial advisor recruiting during the quarter, as brokers who have joined the firm are over two times more productive than those who have left the firm
•	Average sweep deposits up 3 percent from prior quarter
Wealth Management
•	Continued strong deposit growth, with average balances up 11 percent from prior quarter
•	Private banking revenue up 7 percent from prior quarter on continued strong deposit growth
Retirement
•	Retirement plan assets of $285 billion increased $16 billion, or 6 percent, from prior quarter
•	IRA assets of $240 billion up $5 billion, or 2 percent, from prior quarter
Conference Call
The Company will host a live conference call on Wednesday, January 20, at 7:30 a.m. PST (10:30 a.m. EST). To access the call, please dial 866-872-5161 (U.S. and Canada) or 706-643-1962 (international). No password is required. The call is also available online at wellsfargo.com/invest_relations/earnings and
http://event.meetingstream.com/r.htm?e=186436&s=1&k=1D289141D2BE92DD111DC7C959592BB8.
A replay of the conference call will be available beginning at approximately noon PST (3 p.m. EST) on January 20 through Wednesday, January 27. Please dial 800-642-1687 (U.S. and Canada) or 706-645-9291 (international) and enter Conference ID #48998396. The replay will also be available online at wellsfargo.com/invest_relations/earnings and
http://event.meetingstream.com/r.htm?e=186436&s=1&k=1D289141D2BE92DD111DC7C959592BB8.
Cautionary Statement about Forward-Looking Information
In accordance with the Private Securities Litigation Reform Act of 1995, we caution you that this news release contains forward-looking statements about our future financial performance and business. We make forward-looking statements when we use words such as “believe,” “expect,” “anticipate,” “estimate,” “should,” “may,” “can,” “will,” “outlook,” “project” or similar expressions. Forward-looking statements in this news release include, among others, statements about: (i) future credit quality, the adequacy of the allowance for loan losses, the level of nonperforming assets and nonaccrual loans, expected or estimated future losses in our loan portfolios and life-of-loan loss estimates, including our expectations regarding consumer and commercial loan losses in 2010 and that the Pick-a-Pay portfolio will perform better than management’s expectations at the time of the Wachovia merger; (ii) reduction or mitigation of risk in our loan portfolios and the effects of loan modification programs; (iii) the amount and timing of expected integration activities, expenses and cost savings relating to the Wachovia merger, as well as the expected synergies and benefits of the merger, including that we currently estimate merger expenses of less than $5.0 billion and that we currently are on track to achieve $5.0 billion annual run rate cost savings by the expected completion of the integration in 2011; and (iv) the impact on our balance sheet and capital of the consolidation of certain off-balance sheet assets under FAS 166 and FAS 167.

Do not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. Several factors could cause actual results to differ materially from expectations including: current and future economic and market conditions, including the effects of further declines in housing prices and high unemployment rates; our capital requirements and our ability to generate capital internally or raise capital on favorable terms; the terms of capital investments or other financial assistance provided by the U.S. government; financial services reform; the extent of success in our loan modification efforts; our ability to successfully and timely integrate the Wachovia merger and realize the expected cost savings and other benefits, including delays or disruptions in system conversions and higher severance costs; our ability to realize efficiency initiatives to lower expenses when and in the amount expected; recognition of other-than-temporary impairment on securities held in our available-for-sale portfolio; the effect of changes in interest rates on our net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale; hedging gains or losses; disruptions in the capital markets and reduced investor demand for mortgage loans; our ability to sell more products to our customers; the effect of the economic recession on the demand for our products and services; the effect of fluctuations in stock market prices on fee income from our brokerage, asset and wealth management businesses; our election to provide support to our mutual funds for structured credit products they may hold; changes in the value of our venture capital investments; changes in our accounting policies or in accounting standards or in how accounting standards are to be applied, including the implementation of FAS 166 and FAS 167 and its effects on the consolidation of additional assets on our balance sheet and capital; mergers and acquisitions; federal and state regulations; reputational damage from negative publicity, fines, penalties and other negative consequences from regulatory violations; the loss of checking and saving account deposits to other investments such as the stock market; and fiscal and monetary policies of the Federal Reserve Board. There is no assurance that our allowance for credit losses will be adequate to cover future credit losses, especially if credit markets, housing prices, and unemployment do not improve. Increases in loan charge-offs or in the allowance for credit losses and related provision expense could materially adversely affect our financial results and condition. For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q for the periods ended March 31, 2009, June 30, 2009, and September 30, 2009, and our Annual Report on Form 10-K for the year ended December 31, 2008, as amended by our Current Report on Form 8-K filed May 11, 2009, including the discussions under “Risk Factors” in each of those reports, as filed with the SEC and available on the SEC’s website at www.sec.gov. Any factor described above or in our SEC reports could, by itself or together with one or more other factors, adversely affect our financial results and condition.
About Wells Fargo
Wells Fargo & Company is a diversified financial services company with $1.2 trillion in assets, providing banking, insurance, investments, mortgage and consumer finance through more than 10,000 stores and 12,000 ATMs and the internet (wellsfargo.com) across North America and internationally.
# # #

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA (1) (2)

	Quarter ended Dec. 31,		Year ended Dec. 31,

($ in millions, except per share amounts)	2009	2008	2009	2008

For the Period
Wells Fargo net income (loss)	$2,823	(2,734)	12,275	2,655
Wells Fargo net income (loss) applicable to common stock	394	(3,020)	7,990	2,369
Diluted earnings (loss) per common share	0.08	(0.84)	1.75	0.70

Profitability ratios (annualized):
Wells Fargo net income (loss) to average assets (ROA)	0.90%	(1.72)	0.97	0.44
Net income (loss) to average assets	0.96	(1.72)	1.00	0.45
Wells Fargo net income (loss) applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	1.66	(22.32)	9.88	4.79
Net income (loss) to average total equity	9.24	(15.53)	10.75	5.02

Efficiency ratio (3)	56.5	61.3	55.3	54.0

Total revenue	$22,696	9,477	88,686	41,877
Pre-tax pre-provision profit (PTPP) (4)	9,875	3,667	39,666	19,279

Dividends declared per common share	0.05	0.34	0.49	1.30

Average common shares outstanding	4,764.8	3,582.4	4,545.2	3,378.1
Diluted average common shares outstanding	4,796.1	3,593.6	4,562.7	3,391.3

Average loans	$792,440	413,940	822,833	398,460
Average assets	1,239,456	633,223	1,262,354	604,396
Average core deposits (5)	770,750	344,957	762,461	325,212
Average retail core deposits (6)	580,873	243,464	588,072	234,130

Net interest margin	4.31%	4.90	4.28	4.83

At Period End
Securities available for sale	$172,710	151,569	172,710	151,569
Loans	782,770	864,830	782,770	864,830
Allowance for loan losses	24,516	21,013	24,516	21,013
Goodwill	24,812	22,627	24,812	22,627
Assets	1,243,646	1,309,639	1,243,646	1,309,639
Core deposits (5)	780,737	745,432	780,737	745,432
Wells Fargo stockholders’ equity	111,786	99,084	111,786	99,084
Total equity	114,359	102,316	114,359	102,316
Capital ratios:
Wells Fargo common stockholders’ equity to assets	8.34%	5.21	8.34	5.21
Total equity to assets	9.20	7.81	9.20	7.81
Average Wells Fargo common stockholders’ equity to average assets	7.58	8.50	6.41	8.18
Average total equity to average assets	10.43	11.09	9.34	8.89
Risk-based capital (7):
Tier 1 capital	9.26	7.84	9.26	7.84
Total capital	13.27	11.83	13.27	11.83
Tier 1 leverage (7)	7.87	14.52	7.87	14.52

Book value per common share	$20.03	16.15	20.03	16.15

Team members (active, full-time equivalent)	267,300	270,800	267,300	270,800

Common stock price:
High	$31.53	38.95	31.53	44.68
Low	25.00	19.89	7.80	19.89
Period end	26.99	29.48	26.99	29.48

(1)	Wells Fargo & Company (Wells Fargo) acquired Wachovia Corporation (Wachovia) on December 31, 2008. Because the acquisition was completed on December 31, 2008, Wachovia’s results are included in the income statement, average balances and related metrics beginning in 2009. Wachovia’s assets and liabilities are included in the consolidated balance sheet beginning on December 31, 2008.

(2)	On January 1, 2009, we adopted new accounting guidance on noncontrolling interests on a retrospective basis for disclosure and, accordingly, prior period information reflects the adoption. The guidance requires that noncontrolling interests be reported as a component of total equity.

(3)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(4)	Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(5)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, market rate and other savings, and certain foreign deposits (Eurodollar sweep balances).

(6)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.

(7)	The December 31, 2009, ratios are preliminary. Because the Wachovia acquisition was completed on December 31, 2008, the Tier 1 leverage ratio at December 31, 2008, which considers period-end Tier 1 capital and quarterly average assets in the computation of the ratio, does not reflect average assets of Wachovia for 2008.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER SUMMARY FINANCIAL DATA (1) (2)

	Quarter ended

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
($ in millions, except per share amounts)	2009	2009	2009	2009	2008

For the Quarter
Wells Fargo net income (loss)	$2,823	3,235	3,172	3,045	(2,734)
Wells Fargo net income (loss) applicable to common stock	394	2,637	2,575	2,384	(3,020)
Diluted earnings (loss) per common share	0.08	0.56	0.57	0.56	(0.84)

Profitability ratios (annualized):
Wells Fargo net income (loss) to average assets (ROA)	0.90%	1.03	1.00	0.96	(1.72)
Net income (loss) to average assets	0.96	1.06	1.02	0.97	(1.72)
Wells Fargo net income (loss) applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	1.66	12.04	13.70	14.49	(22.32)
Net income (loss) to average total equity	9.24	10.57	11.56	11.97	(15.53)

Efficiency ratio (3)	56.5	52.0	56.4	56.2	61.3
Total revenue	$22,696	22,466	22,507	21,017	9,477
Pre-tax pre-provision profit (PTPP) (4)	9,875	10,782	9,810	9,199	3,667

Dividends declared per common share	0.05	0.05	0.05	0.34	0.34

Average common shares outstanding	4,764.8	4,678.3	4,483.1	4,247.4	3,582.4
Diluted average common shares outstanding	4,796.1	4,706.4	4,501.6	4,249.3	3,593.6

Average loans	$792,440	810,191	833,945	855,591	413,940
Average assets	1,239,456	1,246,051	1,274,926	1,289,716	633,223
Average core deposits (5)	770,750	759,319	765,697	753,928	344,957
Average retail core deposits (6)	580,873	584,414	596,648	590,502	243,464

Net interest margin	4.31%	4.36	4.30	4.16	4.90

At Quarter End
Securities available for sale	$172,710	183,814	206,795	178,468	151,569
Loans	782,770	799,952	821,614	843,579	864,830
Allowance for loan losses	24,516	24,028	23,035	22,281	21,013
Goodwill	24,812	24,052	24,619	23,825	22,627
Assets	1,243,646	1,228,625	1,284,176	1,285,891	1,309,639
Core deposits (5)	780,737	747,913	761,122	756,183	745,432
Wells Fargo stockholders’ equity	111,786	122,150	114,623	100,295	99,084
Total equity	114,359	128,924	121,382	107,057	102,316

Capital ratios:
Wells Fargo common stockholders’ equity to assets	8.34%	7.41	6.51	5.40	5.21
Total equity to assets	9.20	10.49	9.45	8.33	7.81
Average Wells Fargo common stockholders’ equity to average assets	7.58	6.98	5.92	5.17	8.50
Average total equity to average assets	10.43	9.99	8.85	8.11	11.09
Risk-based capital (7):
Tier 1 capital	9.26	10.63	9.80	8.30	7.84
Total capital	13.27	14.66	13.84	12.30	11.83
Tier 1 leverage (7)	7.87	9.03	8.32	7.09	14.52

Book value per common share	$20.03	19.46	17.91	16.28	16.15

Team members (active, full-time equivalent)	267,300	265,100	269,900	272,800	270,800

Common stock price:
High	$31.53	29.56	28.45	30.47	38.95
Low	25.00	22.08	13.65	7.80	19.89
Period end	26.99	28.18	24.26	14.24	29.48

(1)	Wells Fargo & Company (Wells Fargo) acquired Wachovia Corporation (Wachovia) on December 31, 2008. Because the acquisition was completed on December 31, 2008, Wachovia’s results are included in the income statement, average balances and related metrics beginning in 2009. Wachovia’s assets and liabilities are included in the consolidated balance sheet beginning on December 31, 2008.

(2)	On January 1, 2009, we adopted new accounting guidance on noncontrolling interests on a retrospective basis for disclosure and, accordingly, prior period information reflects the adoption. The guidance requires that noncontrolling interests be reported as a component of total equity.

(3)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(4)	Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(5)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, market rate and other savings, and certain foreign deposits (Eurodollar sweep balances).

(6)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.

(7)	The December 31, 2009, ratios are preliminary. Because the Wachovia acquisition was completed on December 31, 2008, the Tier 1 leverage ratio at December 31, 2008, which considers period-end Tier 1 capital and quarterly average assets in the computation of the ratio, does not reflect average assets of Wachovia for 2008.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended Dec. 31,		Year ended Dec. 31,
(in millions, except per share amounts)	2009	2008	2009	2008

Interest income
Trading assets	$230	51	918	177
Securities available for sale	2,776	1,534	11,319	5,287
Mortgages held for sale	446	362	1,930	1,573
Loans held for sale	32	14	183	48
Loans	10,122	6,726	41,589	27,632
Other interest income	86	41	335	181

Total interest income	13,692	8,728	56,274	34,898

Interest expense
Deposits	913	845	3,774	4,521
Short-term borrowings	12	204	222	1,478
Long-term debt	1,217	955	5,782	3,756
Other interest expense	50	-	172	-

Total interest expense	2,192	2,004	9,950	9,755

Net interest income	11,500	6,724	46,324	25,143
Provision for credit losses	5,913	8,444	21,668	15,979

Net interest income after provision for credit losses	5,587	(1,720)	24,656	9,164

Noninterest income
Service charges on deposit accounts	1,421	803	5,741	3,190
Trust and investment fees	2,605	661	9,735	2,924
Card fees	961	589	3,683	2,336
Other fees	990	535	3,804	2,097
Mortgage banking	3,411	(195)	12,028	2,525
Insurance	482	337	2,126	1,830
Net gains (losses) from trading activities	516	(409)	2,674	275
Net gains (losses) on debt securities available for sale (includes impairment losses of $162 and $1,012, consisting of $463 and $2,352 of total other-than-temporary impairment losses, net of $301 and $1,340 recognized in other comprehensive income, for the quarter and year ended December 31, 2009, respectively)	110	721	(127)	1,037
Net gains (losses) from equity investments	273	(608)	185	(757)
Operating leases	163	62	685	427
Other	264	257	1,828	850

Total noninterest income	11,196	2,753	42,362	16,734

Noninterest expense
Salaries	3,505	2,168	13,757	8,260
Commission and incentive compensation	2,086	671	8,021	2,676
Employee benefits	1,144	338	4,689	2,004
Equipment	681	402	2,506	1,357
Net occupancy	770	418	3,127	1,619
Core deposit and other intangibles	642	47	2,577	186
FDIC and other deposit assessments	302	57	1,849	120
Other	3,691	1,709	12,494	6,376

Total noninterest expense	12,821	5,810	49,020	22,598

Income (loss) before income tax expense (benefit)	3,962	(4,777)	17,998	3,300
Income tax expense (benefit)	949	(2,036)	5,331	602

Net income (loss) before noncontrolling interests	3,013	(2,741)	12,667	2,698
Less: Net income (loss) from noncontrolling interests	190	(7)	392	43

Wells Fargo net income (loss)	$2,823	(2,734)	12,275	2,655

Wells Fargo net income (loss) applicable to common stock	$394	(3,020)	7,990	2,369

Per share information
Earnings (loss) per common share	$0.08	(0.84)	1.76	0.70
Diluted earnings (loss) per common share	0.08	(0.84)	1.75	0.70
Dividends declared per common share	0.05	0.34	0.49	1.30

Average common shares outstanding	4,764.8	3,582.4	4,545.2	3,378.1
Diluted average common shares outstanding	4,796.1	3,593.6	4,562.7	3,391.3

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in millions, except per share amounts)	2009	2009	2009	2009	2008

Interest income
Trading assets	$230	216	206	266	51
Securities available for sale	2,776	2,947	2,887	2,709	1,534
Mortgages held for sale	446	524	545	415	362
Loans held for sale	32	34	50	67	14
Loans	10,122	10,170	10,532	10,765	6,726
Other interest income	86	77	81	91	41

Total interest income	13,692	13,968	14,301	14,313	8,728

Interest expense
Deposits	913	905	957	999	845
Short-term borrowings	12	32	55	123	204
Long-term debt	1,217	1,301	1,485	1,779	955
Other interest expense	50	46	40	36	-

Total interest expense	2,192	2,284	2,537	2,937	2,004

Net interest income	11,500	11,684	11,764	11,376	6,724
Provision for credit losses	5,913	6,111	5,086	4,558	8,444

Net interest income after provision for credit losses	5,587	5,573	6,678	6,818	(1,720)

Noninterest income
Service charges on deposit accounts	1,421	1,478	1,448	1,394	803
Trust and investment fees	2,605	2,502	2,413	2,215	661
Card fees	961	946	923	853	589
Other fees	990	950	963	901	535
Mortgage banking	3,411	3,067	3,046	2,504	(195)
Insurance	482	468	595	581	337
Net gains (losses) from trading activities	516	622	749	787	(409)
Net gains (losses) on debt securities available for sale	110	(40)	(78)	(119)	721
Net gains (losses) from equity investments	273	29	40	(157)	(608)
Operating leases	163	224	168	130	62
Other	264	536	476	552	257

Total noninterest income	11,196	10,782	10,743	9,641	2,753

Noninterest expense
Salaries	3,505	3,428	3,438	3,386	2,168
Commission and incentive compensation	2,086	2,051	2,060	1,824	671
Employee benefits	1,144	1,034	1,227	1,284	338
Equipment	681	563	575	687	402
Net occupancy	770	778	783	796	418
Core deposit and other intangibles	642	642	646	647	47
FDIC and other deposit assessments	302	228	981	338	57
Other	3,691	2,960	2,987	2,856	1,709

Total noninterest expense	12,821	11,684	12,697	11,818	5,810

Income (loss) before income tax expense (benefit)	3,962	4,671	4,724	4,641	(4,777)
Income tax expense (benefit)	949	1,355	1,475	1,552	(2,036)

Net income (loss) before noncontrolling interests	3,013	3,316	3,249	3,089	(2,741)
Less: Net income (loss) from noncontrolling interests	190	81	77	44	(7)

Wells Fargo net income (loss)	$2,823	3,235	3,172	3,045	(2,734)

Wells Fargo net income (loss) applicable to common stock	$394	2,637	2,575	2,384	(3,020)

Per share information
Earnings (loss) per common share	$0.08	0.56	0.58	0.56	(0.84)
Diluted earnings (loss) per common share	0.08	0.56	0.57	0.56	(0.84)
Dividends declared per common share	0.05	0.05	0.05	0.34	0.34
Average common shares outstanding	4,764.8	4,678.3	4,483.1	4,247.4	3,582.4
Diluted average common shares outstanding	4,796.1	4,706.4	4,501.6	4,249.3	3,593.6

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended December 31,

	2009			2008

			Interest			Interest
	Average	Yields/	income/	Average	Yields/	income/
(in millions)	balance	rates	expense	balance	rates	expense

Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$46,031	0.33%	$39	9,938	0.73%	$18
Trading assets	23,179	4.05	235	5,004	4.50	56
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	2,381	3.54	21	1,165	3.75	11
Securities of U.S. states and political subdivisions	13,574	6.48	217	7,124	6.73	139
Mortgage-backed securities:
Federal agencies	85,063	5.43	1,099	51,714	6.07	769
Residential and commercial	43,243	9.20	1,000	18,245	6.40	402

Total mortgage-backed securities	128,306	6.74	2,099	69,959	6.18	1,171
Other debt securities (4)	33,710	7.60	600	14,217	8.10	330

Total debt securities available for sale (4)	177,971	6.84	2,937	92,465	6.50	1,651
Mortgages held for sale (5)	34,750	5.13	446	23,390	6.19	362
Loans held for sale (5)	5,104	2.48	32	1,287	4.14	14
Loans:
Commercial and commercial real estate:
Commercial	164,050	4.65	1,918	107,325	5.66	1,525
Real estate mortgage	104,773	3.44	908	45,555	5.49	628
Real estate construction	30,887	3.03	236	19,943	4.49	225
Lease financing	14,107	10.20	360	7,397	5.58	103

Total commercial and commercial real estate	313,817	4.33	3,422	180,220	5.48	2,481

Consumer:
Real estate 1-4 family first mortgage	232,273	5.26	3,066	78,251	6.37	1,247
Real estate 1-4 family junior lien mortgage	103,584	4.58	1,195	75,838	5.85	1,114
Credit card	23,717	12.18	723	20,626	12.21	629
Other revolving credit and installment	88,963	6.46	1,450	52,638	8.35	1,107

Total consumer	448,537	5.71	6,434	227,353	7.19	4,097

Foreign	30,086	3.74	283	6,367	9.73	156

Total loans (5)	792,440	5.09	10,139	413,940	6.48	6,734
Other	6,147	3.13	49	1,690	5.37	23

Total earning assets	$1,085,622	5.12%	$13,877	547,714	6.34%	$8,858

Funding sources
Deposits:
Interest-bearing checking	$61,229	0.15%	$23	6,396	0.65%	$11
Market rate and other savings	389,905	0.31	303	178,301	0.96	430
Savings certificates	109,306	1.66	458	41,189	2.66	275
Other time deposits	16,501	2.28	94	8,128	2.74	54
Deposits in foreign offices	59,870	0.23	35	42,771	0.69	75

Total interest-bearing deposits	636,811	0.57	913	276,785	1.22	845
Short-term borrowings	32,757	0.18	14	60,210	1.35	204
Long-term debt	210,707	2.31	1,218	104,112	3.69	964
Other liabilities	5,587	3.49	50	-	-	-

Total interest-bearing liabilities	885,862	0.99	2,195	441,107	1.82	2,013
Portion of noninterest-bearing funding sources	199,760	-	-	106,607	-	-

Total funding sources	$1,085,622	0.81	2,195	547,714	1.44	2,013

Net interest margin and net interest income on a taxable-equivalent basis (6)		4.31%	$11,682		4.90%	$6,845

Noninterest-earning assets
Cash and due from banks	$19,216			11,155
Goodwill	24,093			13,544
Other	110,525			60,810

Total noninterest-earning assets	$153,834			85,509

Noninterest-bearing funding sources
Deposits	$179,204			91,229
Other liabilities	45,058			30,651
Total equity	129,332			70,236
Noninterest-bearing funding sources used to fund earning assets	(199,760)			(106,607)

Net noninterest-bearing funding sources	$153,834			85,509

Total assets	$1,239,456			633,223

(1)	Our average prime rate was 3.25% and 4.06% for the quarters ended December 31, 2009 and 2008, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 0.27% and 2.77% for the same quarters, respectively.

(2)	Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)	Yields are based on amortized cost balances computed on a settlement date basis.

(4)	Includes certain preferred securities.

(5)	Nonaccrual loans and related income are included in their respective loan categories.

(6)	Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Year ended December 31,
	2009			2008
			Interest			Interest
	Average	Yields/	income/	Average	Yields/	income/
(in millions)	balance	rates	expense	balance	rates	expense

Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$26,869	0.56%	$150	5,293	1.71%	$90
Trading assets	21,092	4.48	944	4,971	3.80	189
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	2,480	2.83	69	1,083	3.84	41
Securities of U.S. states and political subdivisions	12,702	6.42	840	6,918	6.83	501
Mortgage-backed securities:
Federal agencies	87,197	5.45	4,591	44,777	5.97	2,623
Residential and commercial	41,618	9.09	4,150	20,749	6.04	1,412

Total mortgage-backed securities	128,815	6.73	8,741	65,526	5.99	4,035
Other debt securities (4)	32,011	7.16	2,291	12,818	7.17	1,000

Total debt securities available for sale (4)	176,008	6.73	11,941	86,345	6.22	5,577
Mortgages held for sale (5)	37,416	5.16	1,930	25,656	6.13	1,573
Loans held for sale (5)	6,293	2.90	183	837	5.69	48
Loans:
Commercial and commercial real estate:
Commercial	180,924	4.22	7,643	98,620	6.12	6,034
Real estate mortgage	104,197	3.44	3,585	41,659	5.80	2,416
Real estate construction	32,961	2.94	970	19,453	5.08	988
Lease financing	14,751	9.32	1,375	7,141	5.62	401

Total commercial and commercial real estate	332,833	4.08	13,573	166,873	5.90	9,839

Consumer:
Real estate 1-4 family first mortgage	238,359	5.45	12,992	75,116	6.67	5,008
Real estate 1-4 family junior lien mortgage	106,957	4.76	5,089	75,375	6.55	4,934
Credit card	23,357	12.16	2,841	19,601	12.13	2,378
Other revolving credit and installment	90,666	6.56	5,952	54,368	8.72	4,744

Total consumer	459,339	5.85	26,874	224,460	7.60	17,064

Foreign	30,661	3.95	1,212	7,127	10.50	748

Total loans (5)	822,833	5.06	41,659	398,460	6.94	27,651
Other	6,113	3.05	186	1,920	4.73	91

Total earning assets	$1,096,624	5.19%	$56,993	523,482	6.69%	$35,219

Funding sources
Deposits:
Interest-bearing checking	$70,179	0.14%	$100	5,650	1.12%	$64
Market rate and other savings	351,892	0.39	1,375	166,691	1.32	2,195
Savings certificates	140,197	1.24	1,738	39,481	3.08	1,215
Other time deposits	20,459	2.03	415	6,656	2.83	187
Deposits in foreign offices	53,166	0.27	146	47,578	1.81	860

Total interest-bearing deposits	635,893	0.59	3,774	266,056	1.70	4,521
Short-term borrowings	51,972	0.44	231	65,826	2.25	1,478
Long-term debt	231,801	2.50	5,786	102,283	3.70	3,789
Other liabilities	4,904	3.50	172	-	-	-

Total interest-bearing liabilities	924,570	1.08	9,963	434,165	2.25	9,788
Portion of noninterest-bearing funding sources	172,054	-	-	89,317	-	-

Total funding sources	$1,096,624	0.91	9,963	523,482	1.86	9,788

Net interest margin and net interest income on a taxable-equivalent basis (6)		4.28%	$47,030		4.83%	$25,431

Noninterest-earning assets
Cash and due from banks	$19,218			11,175
Goodwill	23,997			13,353
Other	122,515			56,386

Total noninterest-earning assets	$165,730			80,914

Noninterest-bearing funding sources
Deposits	$171,712			87,820
Other liabilities	48,193			28,658
Total equity	117,879			53,753
Noninterest-bearing funding sources used to fund earning assets	(172,054)			(89,317)

Net noninterest-bearing funding sources	$165,730			80,914

Total assets	$1,262,354			604,396

(1)	Our average prime rate was 3.25% and 5.09% for the year ended December 31, 2009 and 2008, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 0.69% and 2.93% for the same periods, respectively.

(2)	Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)	Yields are based on amortized cost balances computed on a settlement date basis.

(4)	Includes certain preferred securities.

(5)	Nonaccrual loans and related income are included in their respective loan categories.

(6)	Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

	Quarter ended Dec. 31,		Year ended Dec. 31,

(in millions)	2009	2008	2009	2008

Service charges on deposit accounts	$1,421	803	5,741	3,190

Trust and investment fees:
Trust, investment and IRA fees	1,038	487	3,588	2,161
Commissions and all other fees	1,567	174	6,147	763

Total trust and investment fees	2,605	661	9,735	2,924

Card fees	961	589	3,683	2,336

Other fees:
Cash network fees	55	45	231	188
Charges and fees on loans	475	272	1,801	1,037
All other fees	460	218	1,772	872

Total other fees	990	535	3,804	2,097

Mortgage banking:
Servicing income, net	2,088	(40)	5,557	979
Net gains (losses) on mortgage loan origination/sales activities	1,242	(236)	6,152	1,183
All other	81	81	319	363

Total mortgage banking	3,411	(195)	12,028	2,525

Insurance	482	337	2,126	1,830
Net gains (losses) from trading activities	516	(409)	2,674	275
Net gains (losses) on debt securities available for sale	110	721	(127)	1,037
Net gains (losses) from equity investments	273	(608)	185	(757)
Operating leases	163	62	685	427
All other	264	257	1,828	850

Total	$11,196	2,753	42,362	16,734

NONINTEREST EXPENSE

	Quarter ended Dec. 31,		Year ended Dec. 31,
(in millions)	2009	2008	2009	2008

Salaries	$3,505	2,168	13,757	8,260
Commission and incentive compensation	2,086	671	8,021	2,676
Employee benefits	1,144	338	4,689	2,004
Equipment	681	402	2,506	1,357
Net occupancy	770	418	3,127	1,619
Core deposit and other intangibles	642	47	2,577	186
FDIC and other deposit assessments	302	57	1,849	120
Outside professional services	632	258	1,982	847
Contract services	362	107	1,088	407
Foreclosed assets	393	116	1,071	414
Outside data processing	282	127	1,027	480
Postage, stationery and supplies	232	141	933	556
Operating losses	427	96	875	142
Insurance	111	214	845	725
Telecommunications	146	83	610	321
Travel and entertainment	188	117	575	447
Advertising and promotion	176	93	572	378
Operating leases	44	81	227	389
All other	698	276	2,689	1,270

Total	$12,821	5,810	49,020	22,598

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONINTEREST INCOME

	Quarter ended

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in millions)	2009	2009	2009	2009	2008

Service charges on deposit accounts	$1,421	1,478	1,448	1,394	803

Trust and investment fees:
Trust, investment and IRA fees	1,038	989	839	722	487
Commissions and all other fees	1,567	1,513	1,574	1,493	174

Total trust and investment fees	2,605	2,502	2,413	2,215	661

Card fees	961	946	923	853	589

Other fees:
Cash network fees	55	60	58	58	45
Charges and fees on loans	475	453	440	433	272
All other fees	460	437	465	410	218

Total other fees	990	950	963	901	535

Mortgage banking:
Servicing income, net	2,088	1,873	753	843	(40)
Net gains (losses) on mortgage loan origination/sales activities	1,242	1,125	2,203	1,582	(236)
All other	81	69	90	79	81

Total mortgage banking	3,411	3,067	3,046	2,504	(195)

Insurance	482	468	595	581	337
Net gains (losses) from trading activities	516	622	749	787	(409)
Net gains (losses) on debt securities available for sale	110	(40)	(78)	(119)	721
Net gains (losses) from equity investments	273	29	40	(157)	(608)
Operating leases	163	224	168	130	62
All other	264	536	476	552	257

Total	$11,196	10,782	10,743	9,641	2,753

FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in millions)	2009	2009	2009	2009	2008

Salaries	$3,505	3,428	3,438	3,386	2,168
Commission and incentive compensation	2,086	2,051	2,060	1,824	671
Employee benefits	1,144	1,034	1,227	1,284	338
Equipment	681	563	575	687	402
Net occupancy	770	778	783	796	418
Core deposit and other intangibles	642	642	646	647	47
FDIC and other deposit assessments	302	228	981	338	57
Outside professional services	632	489	451	410	258
Contract services	362	254	256	216	107
Foreclosed assets	393	243	187	248	116
Outside data processing	282	251	282	212	127
Postage, stationery and supplies	232	211	240	250	141
Operating losses	427	117	159	172	96
Insurance	111	208	259	267	214
Telecommunications	146	142	164	158	83
Travel and entertainment	188	151	131	105	117
Advertising and promotion	176	160	111	125	93
Operating leases	44	52	61	70	81
All other	698	682	686	623	276

Total	$12,821	11,684	12,697	11,818	5,810

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

	December 31,
(in millions, except shares)	2009	2008

Assets
Cash and due from banks	$27,080	23,763
Federal funds sold, securities purchased under resale agreements and other short-term investments	40,885	49,433
Trading assets	43,039	54,884
Securities available for sale	172,710	151,569
Mortgages held for sale (includes $36,962 and $18,754 carried at fair value)	39,094	20,088
Loans held for sale (includes $149 and $398 carried at fair value)	5,733	6,228

Loans	782,770	864,830
Allowance for loan losses	(24,516)	(21,013)

Net loans	758,254	843,817

Mortgage servicing rights:
Measured at fair value (residential MSRs)	16,004	14,714
Amortized	1,119	1,446
Premises and equipment, net	10,736	11,269
Goodwill	24,812	22,627
Other assets	104,180	109,801

Total assets	$1,243,646	1,309,639

Liabilities
Noninterest-bearing deposits	$181,356	150,837
Interest-bearing deposits	642,662	630,565

Total deposits	824,018	781,402
Short-term borrowings	38,966	108,074
Accrued expenses and other liabilities	62,442	50,689
Long-term debt	203,861	267,158

Total liabilities	1,129,287	1,207,323

Equity
Wells Fargo stockholders’ equity:
Preferred stock	8,485	31,332
Common stock - $1-2/3 par value, authorized 6,000,000,000 shares; issued 5,245,971,422 shares and 4,363,921,429 shares	8,743	7,273
Additional paid-in capital	52,878	36,026
Retained earnings	41,563	36,543
Cumulative other comprehensive income (loss)	3,009	(6,869)
Treasury stock - 67,346,829 shares and 135,290,540 shares	(2,450)	(4,666)
Unearned ESOP shares	(442)	(555)

Total Wells Fargo stockholders’ equity	111,786	99,084
Noncontrolling interests	2,573	3,232

Total equity	114,359	102,316

Total liabilities and equity	$1,243,646	1,309,639

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEET

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in millions)	2009	2009	2009	2009	2008

Assets
Cash and due from banks	$27,080	17,233	20,632	22,186	23,763
Federal funds sold, securities purchased under resale agreements and other short-term investments	40,885	17,491	15,976	18,625	49,433
Trading assets	43,039	43,198	40,110	46,497	54,884
Securities available for sale	172,710	183,814	206,795	178,468	151,569
Mortgages held for sale	39,094	35,538	41,991	36,807	20,088
Loans held for sale	5,733	5,846	5,413	8,306	6,228

Loans	782,770	799,952	821,614	843,579	864,830
Allowance for loan losses	(24,516)	(24,028)	(23,035)	(22,281)	(21,013)

Net loans	758,254	775,924	798,579	821,298	843,817

Mortgage servicing rights:
Measured at fair value (residential MSRs)	16,004	14,500	15,690	12,391	14,714
Amortized	1,119	1,162	1,205	1,257	1,446
Premises and equipment, net	10,736	11,040	11,151	11,215	11,269
Goodwill	24,812	24,052	24,619	23,825	22,627
Other assets	104,180	98,827	102,015	105,016	109,801

Total assets	$1,243,646	1,228,625	1,284,176	1,285,891	1,309,639

Liabilities
Noninterest-bearing deposits	$181,356	165,260	173,149	166,497	150,837
Interest-bearing deposits	642,662	631,488	640,586	630,772	630,565

Total deposits	824,018	796,748	813,735	797,269	781,402
Short-term borrowings	38,966	30,800	55,483	72,084	108,074
Accrued expenses and other liabilities	62,442	57,861	64,160	58,831	50,689
Long-term debt	203,861	214,292	229,416	250,650	267,158

Total liabilities	1,129,287	1,099,701	1,162,794	1,178,834	1,207,323

Equity
Wells Fargo stockholders’ equity:
Preferred stock	8,485	31,589	31,497	31,411	31,332
Common stock	8,743	7,927	7,927	7,273	7,273
Additional paid-in capital	52,878	40,343	40,270	32,414	36,026
Retained earnings	41,563	41,485	39,165	36,949	36,543
Cumulative other comprehensive income (loss)	3,009	4,088	(590)	(3,624)	(6,869)
Treasury stock	(2,450)	(2,771)	(3,126)	(3,593)	(4,666)
Unearned ESOP shares	(442)	(511)	(520)	(535)	(555)

Total Wells Fargo stockholders’ equity	111,786	122,150	114,623	100,295	99,084
Noncontrolling interests	2,573	6,774	6,759	6,762	3,232

Total equity	114,359	128,924	121,382	107,057	102,316

Total liabilities and equity	$1,243,646	1,228,625	1,284,176	1,285,891	1,309,639

Wells Fargo & Company and Subsidiaries
FIVE QUARTER AVERAGE BALANCES

	Quarter ended

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in millions)	2009	2009	2009	2009	2008

Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$46,031	16,356	20,889	24,074	9,938
Trading assets	23,179	20,518	18,464	22,203	5,004
Debt securities available for sale:
Securities of U.S. Treasury and federal agencies	2,381	2,545	2,102	2,899	1,165
Securities of U.S. states and political subdivisions	13,574	12,818	12,189	12,213	7,124
Mortgage-backed securities:
Federal agencies	85,063	94,457	92,550	76,545	51,714
Residential and commercial	43,243	43,214	41,257	38,690	18,245

Total mortgage-backed securities	128,306	137,671	133,807	115,235	69,959
Other debt securities (1)	33,710	33,294	30,901	30,080	14,217

Total debt securities available for sale (1)	177,971	186,328	178,999	160,427	92,465
Mortgages held for sale (2)	34,750	40,604	43,177	31,058	23,390
Loans held for sale (2)	5,104	4,975	7,188	7,949	1,287
Loans:
Commercial and commercial real estate:
Commercial	164,050	175,642	187,501	196,923	107,325
Real estate mortgage	104,773	103,450	104,297	104,271	45,555
Real estate construction	30,887	32,649	33,857	34,493	19,943
Lease financing	14,107	14,360	14,750	15,810	7,397

Total commercial and commercial real estate	313,817	326,101	340,405	351,497	180,220

Consumer:
Real estate 1-4 family first mortgage	232,273	235,051	240,798	245,494	78,251
Real estate 1-4 family junior lien mortgage	103,584	105,779	108,422	110,128	75,838
Credit card	23,717	23,448	22,963	23,295	20,626
Other revolving credit and installment	88,963	90,199	90,729	92,820	52,638

Total consumer	448,537	454,477	462,912	471,737	227,353

Foreign	30,086	29,613	30,628	32,357	6,367

Total loans (2)	792,440	810,191	833,945	855,591	413,940
Other	6,147	6,088	6,079	6,140	1,690

Total earning assets	$1,085,622	1,085,060	1,108,741	1,107,442	547,714

Funding sources
Deposits:
Interest-bearing checking	$61,229	59,467	79,955	80,393	6,396
Market rate and other savings	389,905	369,120	334,067	313,445	178,301
Savings certificates	109,306	129,698	152,444	170,122	41,189
Other time deposits	16,501	18,248	21,660	25,555	8,128
Deposits in foreign offices	59,870	56,820	49,885	45,896	42,771

Total interest-bearing deposits	636,811	633,353	638,011	635,411	276,785
Short-term borrowings	32,757	39,828	59,844	76,068	60,210
Long-term debt	210,707	222,580	235,590	258,957	104,112
Other liabilities	5,587	5,620	4,604	3,778	-

Total interest-bearing liabilities	885,862	901,381	938,049	974,214	441,107
Portion of noninterest-bearing funding sources	199,760	183,679	170,692	133,228	106,607

Total funding sources	$1,085,622	1,085,060	1,108,741	1,107,442	547,714

Noninterest-earning assets
Cash and due from banks	$19,216	18,084	19,340	20,255	11,155
Goodwill	24,093	24,435	24,261	23,183	13,544
Other	110,525	118,472	122,584	138,836	60,810

Total noninterest-earning assets	$153,834	160,991	166,185	182,274	85,509

Noninterest-bearing funding sources
Deposits	$179,204	172,588	174,529	160,308	91,229
Other liabilities	45,058	47,646	49,570	50,566	30,651
Total equity	129,332	124,436	112,778	104,628	70,236
Noninterest-bearing funding sources used to fund earning assets	(199,760)	(183,679)	(170,692)	(133,228)	(106,607)

Net noninterest-bearing funding sources	$153,834	160,991	166,185	182,274	85,509

Total assets	$1,239,456	1,246,051	1,274,926	1,289,716	633,223

(1)	Includes certain preferred securities.

(2)	Nonaccrual loans are included in their respective loan categories.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER LOANS

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in millions)	2009	2009	2009	2009	2008

Commercial and commercial real estate:
Commercial	$158,352	169,610	182,037	191,711	202,469
Real estate mortgage	104,798	103,442	103,654	104,934	103,108
Real estate construction	29,707	31,719	33,238	33,912	34,676
Lease financing	14,210	14,115	14,555	14,792	15,829

Total commercial and commercial real estate	307,067	318,886	333,484	345,349	356,082

Consumer:
Real estate 1-4 family first mortgage	229,536	232,622	237,289	242,947	247,894
Real estate 1-4 family junior lien mortgage	103,708	104,538	107,024	109,748	110,164
Credit card	24,003	23,597	23,069	22,815	23,555
Other revolving credit and installment	89,058	90,027	90,654	91,252	93,253

Total consumer	446,305	450,784	458,036	466,762	474,866

Foreign	29,398	30,282	30,094	31,468	33,882

Total loans (net of unearned income) (1)	$782,770	799,952	821,614	843,579	864,830

(1)	Includes $51.7 billion, $54.3 billion, $55.2 billion, $58.2 billion and $58.8 billion of purchased credit-impaired (PCI) loans at December 31, September 30, June 30 and March 31, 2009, and December 31, 2008, respectively. See table on page 30 for detail of PCI loans.
FIVE QUARTER NONACCRUAL LOANS AND OTHER NONPERFORMING ASSETS

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in millions)	2009	2009	2009	2009	2008

Nonaccrual loans:
Commercial and commercial real estate:
Commercial	$4,397	4,540	2,910	1,696	1,253
Real estate mortgage	3,984	2,856	2,343	1,324	594
Real estate construction	3,025	2,711	2,210	1,371	989
Lease financing	171	157	130	114	92

Total commercial and commercial real estate	11,577	10,264	7,593	4,505	2,928

Consumer:
Real estate 1-4 family first mortgage	10,100	8,132	6,000	4,218	2,648
Real estate 1-4 family junior lien mortgage	2,263	1,985	1,652	1,418	894
Other revolving credit and installment	332	344	327	300	273

Total consumer	12,695	10,461	7,979	5,936	3,815

Foreign	146	144	226	75	57

Total nonaccrual loans (1) (2)	24,418	20,869	15,798	10,516	6,800
As a percentage of total loans	3.12%	2.61	1.92	1.25	0.79
Foreclosed assets:
GNMA loans (3)	$960	840	932	768	667
Other	2,199	1,687	1,592	1,294	1,526
Real estate and other nonaccrual investments (4)	62	55	20	34	16

Total nonaccrual loans and other nonperforming assets	$27,639	23,451	18,342	12,612	9,009

As a percentage of total loans	3.53%	2.93	2.23	1.50	1.04

(1)	Includes nonaccrual mortgages held for sale and loans held for sale in their respective loan categories.

(2)	Excludes PCI loans from Wachovia.

(3)	Consistent with regulatory reporting requirements, foreclosed real estate securing Government National Mortgage Association (GNMA) loans is classified as nonperforming. Both principal and interest for GNMA loans secured by the foreclosed real estate are collectible because the GNMA loans are insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs.

(4)	Includes real estate investments (contingent interest loans accounted for as investments) that would be classified as nonaccrual if these assets were recorded as loans, and nonaccrual debt securities.

Wells Fargo & Company and Subsidiaries
PURCHASED CREDIT-IMPAIRED (PCI) LOANS
Certain loans acquired from Wachovia have evidence of credit deterioration since origination and it is probable that we will not collect all contractually required principal and interest payments (referred to as “purchased credit-impaired"(PCI) loans). Such loans are accounted for under ASC 310-30, Receivables (American Institute of Certified Public Accountants Statement of Position 03-3, Accounting for Certain Loans or Debt Securities Acquired in a Transfer). These accounting provisions require that acquired loans be recorded at fair value at the acquisition date and prohibits carryover of the related allowance for loan losses. The difference between contractually required payments and cash flows expected to be collected is referred to as the nonaccretable difference. The difference between the cash flows expected to be collected and the fair value is referred to as the accretable yield.
Because PCI loans have been written down in purchase accounting to an amount estimated to be collectible, such loans are not classified as nonaccrual even though they may be contractually past due. Also, losses on such loans are charged against the nonaccretable difference established in purchase accounting and, as such, are not reported as charge-offs.
As a result of the application of ASC 310-30 to credit-impaired Wachovia loans, certain ratios of the combined company cannot be used to compare a portfolio that includes PCI loans against one that does not, or to compare ratios across quarters or years. The ratios particularly affected include the allowance for loan losses and allowance for credit losses as percentages of loans, of nonaccrual loans and of nonperforming assets; nonaccrual loans and nonperforming assets as a percentage of total loans; and net charge-offs as a percentage of loans.

	December 31, 2009			December 31, 2008 (1)

		All			All
	PCI	other		PCI	other
(in millions)	loans	loans	Total	loans	loans	Total

Commercial and commercial real estate:
Commercial	$1,911	156,441	158,352	4,580	197,889	202,469
Real estate mortgage	5,631	99,167	104,798	7,762	95,346	103,108
Real estate construction	3,713	25,994	29,707	4,503	30,173	34,676
Lease financing	-	14,210	14,210	-	15,829	15,829

Total commercial and commercial real estate (CRE)	11,255	295,812	307,067	16,845	339,237	356,082

Consumer:
Real estate 1-4 family first mortgage	38,386	191,150	229,536	39,214	208,680	247,894
Real estate 1-4 family junior lien mortgage	331	103,377	103,708	728	109,436	110,164
Credit card	-	24,003	24,003	-	23,555	23,555
Other revolving credit and installment	-	89,058	89,058	151	93,102	93,253

Total consumer	38,717	407,588	446,305	40,093	434,773	474,866

Foreign	1,733	27,665	29,398	1,859	32,023	33,882

Total loans	$51,705	731,065	782,770	58,797	806,033	864,830

(1)	In 2009, we refined certain of our preliminary purchase accounting adjustments based on additional information as of December 31, 2008. These refinements resulted in increasing the PCI loans carrying value at December 31, 2008, to $59,163.
FAIR VALUE OF PCI LOANS ACQUIRED
PCI loans had an unpaid principal balance of $83.6 billion at December 31, 2009, and $98.2 billion at December 31, 2008 (refined), and a carrying value, before the deduction of the allowance for PCI loan losses, of $51.7 billion and $59.2 billion, respectively. The following table provides details on the PCI loans acquired from Wachovia.

December 31, 2008
(in millions)	(refined)

Contractually required payments including interest	$115,008
Nonaccretable difference (1)	(45,398)

Cash flows expected to be collected (2)	69,610
Accretable yield	(10,447)

Fair value of loans acquired	$59,163

(1)	Includes $41.0 billion in principal cash flows not expected to be collected, $2.0 billion of pre-acquisition charge-offs and $2.5 billion of future interest not expected to be collected.

(2)	Represents undiscounted expected principal and interest cash flows.

Wells Fargo & Company and Subsidiaries
CHANGES IN NONACCRETABLE DIFFERENCE FOR PCI LOANS
The nonaccretable difference was established in purchase accounting for PCI loans to absorb losses expected at that time on those loans. Amounts absorbed by the nonaccretable difference do not affect the income statement or the allowance for credit losses. The following table provides an analysis of changes in the nonaccretable difference related to principal that is not expected to be collected.

	Year ended December 31, 2009
	Commercial,
	CRE and		Other
(in millions)	foreign	Pick-a-Pay	consumer	Total

Balance at December 31, 2008, with refinements	$(10,410)	(26,485)	(4,069)	(40,964)
Release of nonaccretable difference due to:
Loans resolved by payment in full (1)	330	-	-	330
Loans resolved by sales to third parties (2)	86	-	85	171
Reclassification to accretable yield for loans with improving cash flow (3)	138	27	276	441
Use of nonaccretable difference due to:
Losses from loan resolutions and write-downs (4)	4,853	10,218	2,086	17,157

Balance at December 31, 2009	$(5,003)	(16,240)	(1,622)	(22,865)

	Quarter ended December 31, 2009
	Commercial,
	CRE and		Other
(in millions)	foreign	Pick-a-Pay	consumer	Total

Balance at September 30, 2009, with refinements	$(6,583)	(18,165)	(2,201)	(26,949)
Release of nonaccretable difference due to:
Loans resolved by payment in full (1)	136	-	-	136
Loans resolved by sales to third parties (2)	58	-	-	58
Reclassification to accretable yield for loans with improving cash flow (3)	117	27	276	420
Use of nonaccretable difference due to:
Losses from loan resolutions and write-downs (4)	1,269	1,898	303	3,470

Balance at December 31, 2009	$(5,003)	(16,240)	(1,622)	(22,865)

(1)	Release of the nonaccretable difference for payments in full increases interest income in the period of payment. Pick-a-Pay and Other consumer PCI loans do not reflect nonaccretable difference releases due to pool accounting for those loans.

(2)	Release of the nonaccretable difference as a result of sales to third parties increases noninterest income in the period of the sale.

(3)	Reclassification of nonaccretable difference for increased cash flow estimates to the accretable yield will result in increasing income and thus the rate of return over the remaining life of the PCI loan or pool. Amounts reclassified to accretable yield are expected to be probable of realization.

(4)	Write-downs to net realizable value of PCI loans are charged to the nonaccretable difference when severe delinquency (normally 180 days) or other indications of severe borrower financial stress exist that indicate there will be a loss upon final resolution of the loan.

Wells Fargo & Company and Subsidiaries
CHANGES IN ACCRETABLE YIELD RELATED TO PCI LOANS
The excess of cash flows expected over the carrying value of PCI loans is referred to as the accretable yield and is accreted into interest income over the estimated remaining life of the PCI loans. The accretable yield will otherwise change due to:
1)	changes in estimate as to the remaining life of PCI loans which will change the amount of future interest income, and possibly principle, expected to be collected;

2)	changes in the amount of contractually required principle and interest payments over the estimated life that will not be collected (the nonaccretable difference); and

3)	changes in indices for PCI loans with adjustable rates.
For PCI loans, the impact of loan modifications is included in the quarterly evaluation of expected cash flows for subsequent decreases or increases of cash flows. For variable rate PCI loans, expected future cash flows will be recalculated as the rates adjust over the lives of the loans. At acquisition, the expected future cash flows were based on the variable rates that were in effect at that time. The change in the accretable yield related to PCI loans is presented in the following tables.

	Quarter ended	Year ended
(in millions)	Dec. 31, 2009	Dec. 31, 2009

Total, beginning of period (refined)	$(14,223)	(10,447)
Accretion	610	2,606
Reclassification from nonaccretable difference for loans with improving cash flows	(420)	(441)
Changes in expected cash flows that do not affect nonaccretable difference (1)	(526)	(6,277)

Total, end of period	$(14,559)	(14,559)

(1)	Represents changes in interest cash flows due to the impact of modifications incorporated into the quarterly assessment of expected future cash flows and/or changes in interest rates on variable rate loans.
CHANGES IN ALLOWANCE FOR PCI LOAN LOSSES
When it is estimated that the nonaccretable difference is not sufficient to absorb losses on a PCI loan or pool an allowance is established and a provision for additional loss is recorded as a charge to income. The following tables summarize the changes in allowance for PCI loan losses.

	Year ended December 31, 2009
	Commercial,
	CRE and		Other
(in millions)	foreign	Pick-a-Pay	consumer	Total

Balance at December 31, 2008	$-	-	-	-
Provision for losses due to credit deterioration	850	-	3	853
Charge-offs	(520)	-	-	(520)

Balance at December 31, 2009	$330	-	3	333

	Quarter ended December 31, 2009
	Commercial,
	CRE and		Other
(in millions)	foreign	Pick-a-Pay	consumer	Total

Balance at September 30, 2009	$233	-	-	233
Provision for losses due to credit deterioration	270	-	3	273
Charge-offs	(173)	-	-	(173)

Balance at December 31, 2009	$330	-	3	333

Wells Fargo & Company and Subsidiaries
PICK-A-PAY PORTFOLIO

	PCI loans				All other loans

				Ratio of
				carrying
	Unpaid	Current		value to	Unpaid	Current
	principal	LTV	Carrying	current	principal	LTV	Carrying
(in millions)	balance	ratio (1)	value (2)	value	balance	ratio (1)	value (2)

December 31, 2009

California	$37,341	141%	$25,022	94%	$23,795	93%	$23,626
Florida	5,751	139	3,199	77	5,046	104	4,942
New Jersey	1,646	101	1,269	77	2,914	82	2,912
Texas	442	82	399	74	1,967	66	1,973
Arizona	1,410	143	712	72	1,124	101	1,106
Other states	8,506	110	6,428	82	13,716	86	13,650

Total Pick-a-Pay loans	$55,096		$37,029		$48,562		$48,209

September 30, 2009

California	$39,034	150%	$25,492	98%	$24,447	95%	$24,395
Florida	5,929	144	3,532	85	5,166	108	5,117
New Jersey	1,676	101	1,309	78	3,017	82	3,021
Texas	452	81	395	71	2,031	66	2,039
Arizona	1,481	155	742	78	1,160	105	1,152
Other states	8,738	110	6,520	82	14,128	85	14,120

Total Pick-a-Pay loans	$57,310		$37,990		$49,949		$49,844

(1)	The current LTV ratio is calculated as the unpaid prinicpal balance plus the unpaid prinicpal balance of any equity lines of credit that share common collateral divided by the collateral value. Collateral values are generally determined using automated valuation models (AVM) and are updated quarterly. AVMs are computer-based tools used to estimate market values of homes based on processing large volumes of market data including market comparables and price trends for local market areas.

(2)	Carrying value, which does not reflect the allowance for loan losses, includes purchase accounting adjustments, which, for PCI loans, are the nonaccretable difference and the accretable yield, and for all other loans, an adjustment to mark the loans to a market yield at date of merger less any subsequent charge-offs.

Wells Fargo & Company and Subsidiaries
HOME EQUITY PORTFOLIOS (1)

			% of loans
			two payments		Annualized
	Outstanding balances		or more past due		loss rate

	Dec. 31,	Sept. 30,	Dec. 31,	Sept. 30,	Dec. 31,	Sept. 30,
(in millions)	2009	2009	2009	2009	2009	2009

Core portfolio (2)
California	$30,264	30,841	4.12%	3.97	6.12	6.52
Florida	12,038	11,496	5.48	5.08	6.98	4.82
New Jersey	8,379	8,119	2.50	2.22	1.51	1.41
Virginia	5,855	5,736	1.91	1.60	1.13	1.22
Pennsylvania	5,051	4,971	2.03	1.95	1.81	1.51
Other	53,811	54,152	2.85	2.64	3.04	2.65

Total	115,398	115,315	3.35	3.13	3.90	3.69

Liquidating portfolio
California	3,205	3,406	8.78	8.75	17.94	18.22
Florida	408	435	9.45	9.83	19.53	16.97
Arizona	193	206	10.46	8.25	19.29	22.33
Texas	154	161	1.94	1.68	2.40	2.15
Minnesota	108	112	4.15	3.39	7.53	8.52
Other	4,361	4,546	5.06	4.68	7.33	7.14

Total	8,429	8,866	6.74	6.51	12.16	12.17

Total core and liquidating portfolios	$123,827	124,181	3.58	3.37	4.48	4.31

(1)	Consists of real estate 1-4 family junior lien mortgages and lines of credit secured by real estate from all groups, excluding PCI loans.

(2)	Includes equity lines of credit and closed-end second liens associated with the Pick-a-Pay portfolio totaling $1.8 billion and $1.9 billion at December 31 and September 30, 2009, respectively.

Wells Fargo & Company and Subsidiaries
CHANGES IN THE ALLOWANCE FOR CREDIT LOSSES (1)

	Quarter ended Dec. 31,		Year ended Dec. 31,

(in millions)	2009	2008	2009	2008

Balance, beginning of period	$24,528	8,027	21,711	5,518
Provision for credit losses	5,913	8,444	21,668	15,979
Loan charge-offs:
Commercial and commercial real estate:
Commercial	(1,028)	(756)	(3,365)	(1,653)
Real estate mortgage	(360)	(10)	(758)	(29)
Real estate construction	(380)	(85)	(975)	(178)
Lease financing	(56)	(21)	(229)	(65)

Total commercial and commercial real estate	(1,824)	(872)	(5,327)	(1,925)

Consumer:
Real estate 1-4 family first mortgage	(1,089)	(210)	(3,318)	(540)
Real estate 1-4 family junior lien mortgage	(1,384)	(728)	(4,812)	(2,204)
Credit card	(683)	(485)	(2,708)	(1,563)
Other revolving credit and installment	(861)	(683)	(3,423)	(2,300)

Total consumer	(4,017)	(2,106)	(14,261)	(6,607)

Foreign	(56)	(60)	(237)	(245)

Total loan charge-offs	(5,897)	(3,038)	(19,825)	(8,777)

Loan recoveries:
Commercial and commercial real estate:
Commercial	101	24	254	114
Real estate mortgage	11	1	33	5
Real estate construction	5	1	16	3
Lease financing	7	4	20	13

Total commercial and commercial real estate	124	30	323	135

Consumer:
Real estate 1-4 family first mortgage	71	17	185	37
Real estate 1-4 family junior lien mortgage	55	26	174	89
Credit card	49	34	180	147
Other revolving credit and installment	175	118	755	481

Total consumer	350	195	1,294	754

Foreign	10	9	40	49

Total loan recoveries	484	234	1,657	938

Net loan charge-offs	(5,413)	(2,804)	(18,168)	(7,839)

Allowances related to business combinations/other	3	8,044	(180)	8,053

Balance, end of period	$25,031	21,711	25,031	21,711

Components:
Allowance for loan losses	$24,516	21,013	24,516	21,013
Reserve for unfunded credit commitments	515	698	515	698

Allowance for credit losses	$25,031	21,711	25,031	21,711

Net loan charge-offs (annualized) as a percentage of average total loans	2.71%	2.69	2.21	1.97

(1)	Because the Wachovia acquisition was completed on December 31, 2008, charge-offs and recoveries for 2008 include only those of Wells Fargo, and exclude those of Wachovia for that period. Purchased credit-impaired loans (PCI) loans from Wachovia are included in total loans net of related purchase accounting adjustments. For PCI loans, charge-offs are only recorded to the extent that losses exceed the purchase accounting adjustments. The Wachovia merger and the accounting for PCI loans both affect the comparability of certain ratios as described on page 30.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CHANGES IN THE ALLOWANCE FOR CREDIT LOSSES (1)

	Quarter ended

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in millions)	2009	2009	2009	2009	2008

Balance, beginning of quarter	$24,528	23,530	22,846	21,711	8,027
Provision for credit losses (2)	5,913	6,111	5,086	4,558	8,444
Loan charge-offs:
Commercial and commercial real estate:
Commercial	(1,028)	(986)	(755)	(596)	(756)
Real estate mortgage	(360)	(215)	(152)	(31)	(10)
Real estate construction	(380)	(254)	(236)	(105)	(85)
Lease financing	(56)	(88)	(65)	(20)	(21)

Total commercial and commercial real estate	(1,824)	(1,543)	(1,208)	(752)	(872)

Consumer:
Real estate 1-4 family first mortgage	(1,089)	(1,015)	(790)	(424)	(210)
Real estate 1-4 family junior lien mortgage	(1,384)	(1,340)	(1,215)	(873)	(728)
Credit card	(683)	(691)	(712)	(622)	(485)
Other revolving credit and installment	(861)	(860)	(802)	(900)	(683)

Total consumer	(4,017)	(3,906)	(3,519)	(2,819)	(2,106)

Foreign	(56)	(71)	(56)	(54)	(60)

Total loan charge-offs	(5,897)	(5,520)	(4,783)	(3,625)	(3,038)

Loan recoveries:
Commercial and commercial real estate:
Commercial	101	62	51	40	24
Real estate mortgage	11	6	6	10	1
Real estate construction	5	5	4	2	1
Lease financing	7	6	4	3	4

Total commercial and commercial real estate	124	79	65	55	30

Consumer:
Real estate 1-4 family first mortgage	71	49	32	33	17
Real estate 1-4 family junior lien mortgage	55	49	44	26	26
Credit card	49	43	48	40	34
Other revolving credit and installment	175	178	198	204	118

Total consumer	350	319	322	303	195

Foreign	10	11	10	9	9

Total loan recoveries	484	409	397	367	234

Net loan charge-offs	(5,413)	(5,111)	(4,386)	(3,258)	(2,804)

Allowances related to business combinations/other	3	(2)	(16)	(165)	8,044

Balance, end of quarter	$25,031	24,528	23,530	22,846	21,711

Components:
Allowance for loan losses	$24,516	24,028	23,035	22,281	21,013
Reserve for unfunded credit commitments	515	500	495	565	698

Allowance for credit losses	$25,031	24,528	23,530	22,846	21,711

Net loan charge-offs (annualized) as a percentage of average total loans	2.71%	2.50	2.11	1.54	2.69
Allowance for loan losses as a percentage of:
Total loans	3.13	3.00	2.80	2.64	2.43
Nonaccrual loans	100	115	146	212	309
Nonaccrual loans and other nonperforming assets	89	102	126	177	233
Allowance for credit losses as a percentage of:
Total loans	3.20	3.07	2.86	2.71	2.51
Nonaccrual loans	103	118	149	217	319
Nonaccrual loans and other nonperforming assets	91	105	128	181	241

(1)	Because the Wachovia acquisition was completed on December 31, 2008, charge-offs and recoveries for 2008 include only those of Wells Fargo, and exclude those of Wachovia for that period. Purchased credit-impaired loans (PCI) loans from Wachovia are included in total loans net of related purchase accounting adjustments. For PCI loans, charge-offs are only recorded to the extent that losses exceed the purchase accounting adjustments. The Wachovia merger and the accounting for PCI loans both affect the comparability of certain ratios as described on page 30.

(2)	Provision for credit losses for the quarter ended December 31, 2008, included $3.9 billion to conform reserve practices of Wells Fargo and Wachovia.

Wells Fargo & Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN TOTAL EQUITY (1)

	Year ended December 31,

(in millions)	2009	2008

Balance, beginning of period (2)	$102,316	47,914
Cumulative effect from change in accounting for postretirement benefits (3)	-	(20)
Adjustment for change of measurement date related to pension and other postretirement benefits (4)	-	(8)
Wells Fargo net income	12,275	2,655
Wells Fargo other comprehensive income (loss), net of tax, related to:
Translation adjustments	73	(58)
Investment securities (5):
Unrealized losses related to factors other than credit (2)	(843)	-
All other	10,649	(6,610)
Derivative instruments and hedging activities	(221)	436
Defined benefit pension plans	273	(1,362)
Common stock issued	21,976	14,171
Common stock issued for acquisitions	-	14,601
Common stock repurchased	(220)	(1,623)
Preferred stock issued	-	22,674
Preferred stock redeemed	(25,000)	-
Preferred stock discount accretion	2,259	67
Preferred stock issued for acquisitions	-	8,071
Preferred stock released to ESOP	106	451
Stock warrants issued	-	2,326
Common stock dividends	(2,125)	(4,312)
Preferred stock dividends and accretion	(4,285)	(286)
Noncontrolling interests and other, net	(2,874)	3,229

Balance, end of period	$114,359	102,316

(1)	On January 1, 2009, we adopted new accounting guidance on noncontrolling interests contained in Financial Accounting Standards Board (FASB) Accounting Standards Codification 810-10 (ASC 810-10), Consolidation (Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51), on a retrospective basis for disclosure and, accordingly, prior period information reflects the adoption. ASC 810-10 requires that noncontrolling interests be reported as a component of total equity.

(2)	The impact on prior periods of adopting new accounting provisions for recording other-than-temporary impairment on debt securities as prescribed in ASC 320-10, Investments — Debt and Equity Securities (FASB Staff Position (FSP) FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments), was to increase the beginning balance of retained earnings and reduce the beginning balance of other comprehensive income by $85 million ($53 million after tax). The change in unrealized losses included in Wells Fargo other comprehensive income that related to the non-credit portion for those securities determined to be other-than-temporarily impaired amounted to $1.34 billion ($843 million after tax). The credit-related portion for those securities determined to be other-than-temporarily impaired was recorded to earnings.

(3)	On January 1, 2008, we adopted new accounting guidance for postretirement benefits in accordance with ASC 715, Compensation — Retirement Benefits(Emerging Issues Task Force (EITF) Issue No. 06-4, Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements,and Issue No. 06-10, Accounting for Collateral Assignment Split-Dollar Life Insurance Arrangements).

(4)	We adjusted the 2008 beginning balance of retained earnings to reflect the change in the measurement date for our pension and postretirement plan assets and benefit obligations as required by ASC 715, Compensation — Retirement Benefits (FAS 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106, and 132(R)).

(5)	On March 31, 2009, we early adopted new fair value measurement provisions contained in ASC 820-10, Fair Value Measurements and Disclosures (FSP FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly). This guidance addresses determining fair values for securities in circumstances where the market for such securities is illiquid and transactions involve distressed sales. In such circumstances, ASC 820-10 permits use of other inputs in estimating fair value that may include pricing models.

Wells Fargo & Company and Subsidiaries
TIER 1 COMMON EQUITY (1)

		Quarter ended

		Dec. 31,	Sept. 30,	Dec. 31,
(in billions)		2009	2009	2008

Total equity		$114.4	128.9	102.3
Less: Noncontrolling interests		(2.6)	(6.8)	(3.2)

Total Wells Fargo stockholders’ equity		111.8	122.1	99.1

Less: Preferred equity		(8.1)	(31.1)	(30.8)
Goodwill and intangible assets (other than MSRs)		(37.7)	(37.5)	(38.1)
Applicable deferred tax assets		5.3	5.3	5.6
Deferred tax asset limitation		(1.0)	-	(6.0)
MSRs over specified limitations		(1.6)	(1.5)	(1.5)
Cumulative other comprehensive income		(3.0)	(4.0)	6.9
Other		(0.2)	(0.3)	(0.8)

Tier 1 common equity	(A)	$65.5	53.0	34.4

Total risk-weighted assets (2)	(B)	$1,012.6	1,023.8	1,101.3

Tier 1 common equity to total risk-weighted assets	(A)/(B)	6.47%	5.18	3.13

(1)	Tier 1 common equity is a non-GAAP financial measure that is used by investors, analysts and bank regulatory agencies, including the Federal Reserve in the Supervisory Capital Assessment Program, to assess the capital position of financial services companies. Tier 1 common equity includes total Wells Fargo stockholders’ equity, less preferred equity, goodwill and intangible assets (excluding MSRs), net of related deferred taxes, adjusted for specified Tier 1 regulatory capital limitations covering deferred taxes, MSRs, and cumulative other comprehensive income. Management reviews Tier 1 common equity along with other measures of capital as part of its financial analyses and has included this non-GAAP financial information, and the corresponding reconciliation to total equity, because of current interest in such information on the part of market participants.

(2)	Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets. The Company’s December 31, 2009, preliminary risk-weighted assets reflect estimated on-balance sheet risk-weighted assets of $837.4 billion and derivative and off-balance sheet risk-weighted assets of $175.2 billion.

Wells Fargo & Company and Subsidiaries
OPERATING SEGMENT RESULTS (1)

	Community		Wholesale		Wealth, Brokerage				Consolidated
(income/expense in millions,	Banking		Banking		and Retirement		Other (2)		Company

average balances in billions)	2009	2008	2009	2008	2009	2008	2009	2008	2009	2008

Quarter ended Dec. 31,
Net interest income (3)	$8,391	5,296	2,682	1,400	730	251	(303)	(223)	11,500	6,724
Provision for credit losses	4,903	6,789	950	414	93	293	(33)	948	5,913	8,444
Noninterest income	6,728	2,096	2,594	515	2,145	417	(271)	(275)	11,196	2,753
Noninterest expense	7,420	4,320	2,720	1,251	2,542	512	139	(273)	12,821	5,810

Income (loss) before income tax expense (benefit)	2,796	(3,717)	1,606	250	240	(137)	(680)	(1,173)	3,962	(4,777)
Income tax expense (benefit)	545	(1,606)	583	31	80	(52)	(259)	(409)	949	(2,036)

Net income (loss) before noncontrolling interests	2,251	(2,111)	1,023	219	160	(85)	(421)	(764)	3,013	(2,741)
Less: Net income (loss) from noncontrolling interests	149	(11)	12	4	29	-	-	-	190	(7)

Net income (loss) (4)	$2,102	(2,100)	1,011	215	131	(85)	(421)	(764)	2,823	(2,734)

Average loans	$524.3	288.9	239.6	124.2	44.8	16.5	(16.3)	(15.7)	792.4	413.9
Average assets	772.7	466.0	368.9	163.2	114.7	20.0	(16.8)	(16.0)	1,239.5	633.2
Average core deposits	519.9	260.6	162.6	81.0	124.4	25.6	(36.1)	(22.2)	770.8	345.0

Year ended Dec. 31,
Net interest income (3)	$34,372	20,542	10,063	4,516	2,974	827	(1,085)	(742)	46,324	25,143
Provision for credit losses	17,743	13,622	3,594	1,115	467	302	(136)	940	21,668	15,979
Noninterest income	24,650	12,424	10,274	3,685	8,492	1,839	(1,054)	(1,214)	42,362	16,734
Noninterest expense	29,045	16,507	10,688	5,282	9,364	1,992	(77)	(1,183)	49,020	22,598

Income (loss) before income tax expense (benefit)	12,234	2,837	6,055	1,804	1,635	372	(1,926)	(1,713)	17,998	3,300
Income tax expense (benefit)	3,279	659	2,173	416	611	141	(732)	(614)	5,331	602

Net income (loss) before noncontrolling interests	8,955	2,178	3,882	1,388	1,024	231	(1,194)	(1,099)	12,667	2,698
Less: Net income from noncontrolling interests	339	32	26	11	27	-	-	-	392	43

Net income (loss) (4)	$8,616	2,146	3,856	1,377	997	231	(1,194)	(1,099)	12,275	2,655

Average loans	$538.0	285.6	255.4	112.3	45.7	15.2	(16.3)	(14.6)	822.8	398.5
Average assets	788.7	447.6	380.8	153.2	109.4	18.4	(16.5)	(14.8)	1,262.4	604.4
Average core deposits	533.0	252.8	146.6	69.6	114.3	23.1	(31.4)	(20.3)	762.5	325.2

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. As a result of the combination of Wells Fargo and Wachovia, management realigned its segments into the following three lines of business: Community Banking; Wholesale Banking; and Wealth, Brokerage and Retirement. We revised prior period information to reflect this realignment; however, segment information for periods prior to first quarter 2009 does not include Wachovia information.

(2)	Includes integration expenses and the elimination of items that are included in both Community Banking and Wealth, Brokerage and Retirement, largely representing wealth management customers serviced and products sold in the stores. “Other” also includes the $1.2 billion provision for credit losses recorded at the enterprise level in fourth quarter 2008 to conform Wachovia estimated loss emergence coverage periods to Wells Fargo policies.

(3)	Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.

(4)	Represents segment net income (loss) for Community Banking; Wholesale Banking; and Wealth, Brokerage and Retirement segments and Wells Fargo net income for the Consolidated Company.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER OPERATING SEGMENT RESULTS (1)

	Quarter ended

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(income/expense in millions, average balances in billions)	2009	2009	2009	2009	2008

COMMUNITY BANKING
Net interest income (2)	$8,391	8,700	8,784	8,497	5,296
Provision for credit losses	4,903	4,572	4,264	4,004	6,789
Noninterest income	6,728	6,443	6,023	5,456	2,096
Noninterest expense	7,420	6,802	7,665	7,158	4,320

Income (loss) before income tax expense (benefit)	2,796	3,769	2,878	2,791	(3,717)
Income tax expense (benefit)	545	1,046	798	890	(1,606)

Net income (loss) before noncontrolling interests	2,251	2,723	2,080	1,901	(2,111)
Less: Net income (loss) from noncontrolling interests	149	56	72	62	(11)

Segment net income (loss)	$2,102	2,667	2,008	1,839	(2,100)

Average loans	$524.3	534.7	540.7	552.8	288.9
Average assets	772.7	785.2	799.2	797.9	466.0
Average core deposits	519.9	530.3	543.9	538.0	260.6

WHOLESALE BANKING
Net interest income (2)	$2,682	2,535	2,479	2,367	1,400
Provision for credit losses	950	1,361	738	545	414
Noninterest income	2,594	2,381	2,759	2,540	515
Noninterest expense	2,720	2,630	2,807	2,531	1,251

Income before income tax expense	1,606	925	1,693	1,831	250
Income tax expense	583	325	618	647	31

Net income before noncontrolling interests	1,023	600	1,075	1,184	219
Less: Net income from noncontrolling interests	12	2	8	4	4

Segment net income	$1,011	598	1,067	1,180	215

Average loans	$239.6	247.0	263.5	271.9	124.2
Average assets	368.9	369.3	381.7	403.8	163.2
Average core deposits	162.6	146.9	138.1	138.5	81.0

WEALTH, BROKERAGE AND RETIREMENT
Net interest income (2)	$730	743	764	737	251
Provision for credit losses	93	234	115	25	293
Noninterest income	2,145	2,223	2,222	1,902	417
Noninterest expense	2,542	2,314	2,289	2,219	512

Income (loss) before income tax expense (benefit)	240	418	582	395	(137)
Income tax expense (benefit)	80	151	222	158	(52)

Net income (loss) before noncontrolling interests	160	267	360	237	(85)
Less: Net income (loss) from noncontrolling interests	29	23	(3)	(22)	—

Segment net income (loss)	$131	244	363	259	(85)

Average loans	$44.8	45.4	45.9	46.7	16.5
Average assets	114.7	108.6	110.2	104.0	20.0
Average core deposits	124.4	116.4	113.5	102.6	25.6

OTHER (3)
Net interest income (2)	$(303)	(294)	(263)	(225)	(223)
Provision for credit losses	(33)	(56)	(31)	(16)	948
Noninterest income	(271)	(265)	(261)	(257)	(275)
Noninterest expense	139	(62)	(64)	(90)	(273)

Loss before income tax benefit	(680)	(441)	(429)	(376)	(1,173)
Income tax benefit	(259)	(167)	(163)	(143)	(409)

Net loss before noncontrolling interests	(421)	(274)	(266)	(233)	(764)
Less: Net income from noncontrolling interests	-	-	-	-	-

Other net loss	$(421)	(274)	(266)	(233)	(764)

Average loans	$(16.3)	(16.9)	(16.2)	(15.8)	(15.7)
Average assets	(16.8)	(17.0)	(16.2)	(16.0)	(16.0)
Average core deposits	(36.1)	(34.3)	(29.8)	(25.2)	(22.2)

CONSOLIDATED COMPANY
Net interest income (2)	$11,500	11,684	11,764	11,376	6,724
Provision for credit losses	5,913	6,111	5,086	4,558	8,444
Noninterest income	11,196	10,782	10,743	9,641	2,753
Noninterest expense	12,821	11,684	12,697	11,818	5,810

Income (loss) before income tax expense (benefit)	3,962	4,671	4,724	4,641	(4,777)
Income tax expense (benefit)	949	1,355	1,475	1,552	(2,036)

Net income (loss) before noncontrolling interests	3,013	3,316	3,249	3,089	(2,741)
Less: Net income (loss) from noncontrolling interests	190	81	77	44	(7)

Wells Fargo net income (loss)	$2,823	3,235	3,172	3,045	(2,734)

Average loans	$792.4	810.2	833.9	855.6	413.9
Average assets	1,239.5	1,246.1	1,274.9	1,289.7	633.2
Average core deposits	770.8	759.3	765.7	753.9	345.0

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. As a result of the combination of Wells Fargo and Wachovia, management realigned its segments into the following three lines of business: Community Banking; Wholesale Banking; and Wealth, Brokerage and Retirement. We revised prior period information to reflect this realignment; however, segment information for periods prior to first quarter 2009 does not include Wachovia information.

(2)	Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.

(3)	Includes integration expenses and the elimination of items that are included in both Community Banking and Wealth, Brokerage and Retirement, largely representing wealth management customers serviced and products sold in the stores. “Other” also includes the $1.2 billion provision for credit losses recorded at the enterprise level in fourth quarter 2008 to conform Wachovia estimated loss emergence coverage periods to Wells Fargo policies.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING

	Quarter ended

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in millions)	2009	2009	2009	2009	2008

Residential MSRs measured using the fair value method:
Fair value, beginning of quarter	$14,500	15,690	12,391	14,714	19,184
Acquired from Wachovia (1)	-	-	-	34	479
Servicing from securitizations or asset transfers	1,181	1,517	2,081	1,447	808

Net additions	1,181	1,517	2,081	1,481	1,287

Changes in fair value:
Due to changes in valuation model inputs or assumptions (2)	1,052	(2,078)	2,316	(2,824)	(5,129)
Other changes in fair value (3)	(729)	(629)	(1,098)	(980)	(628)

Total changes in fair value	323	(2,707)	1,218	(3,804)	(5,757)

Fair value, end of quarter	$16,004	14,500	15,690	12,391	14,714

(1)	First quarter 2009 results reflect refinements to initial purchase accounting adjustments.

(2)	Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates.

(3)	Represents changes due to collection/realization of expected cash flows over time.

	Quarter ended

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in millions)	2009	2009	2009	2009	2008

Amortized MSRs:
Balance, beginning of quarter	$1,162	1,205	1,257	1,446	433
Purchases	1	-	6	4	3
Acquired from Wachovia (1)	-	-	(8)	(127)	1,021
Servicing from securitizations or asset transfers	18	21	18	4	7
Amortization	(62)	(64)	(68)	(70)	(18)

Balance, end of quarter (2)	$1,119	1,162	1,205	1,257	1,446

Fair value of amortized MSRs:
Beginning of quarter	$1,277	1,311	1,392	1,555	622
End of quarter	1,261	1,277	1,311	1,392	1,555

(1)	2009 periods reflect refinements to initial purchase accounting adjustments.

(2)	There was no valuation allowance recorded for the periods presented.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (CONTINUED)

	Quarter ended

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in millions)	2009	2009	2009	2009	2008

Servicing income, net:
Servicing fees (1)	$997	1,039	888	1,018	952
Changes in fair value of residential MSRs:
Due to changes in valuation model inputs or assumptions (2)	1,052	(2,078)	2,316	(2,824)	(5,129)
Other changes in fair value (3)	(729)	(629)	(1,098)	(980)	(628)

Total changes in fair value of residential MSRs	323	(2,707)	1,218	(3,804)	(5,757)
Amortization	(62)	(64)	(68)	(70)	(18)
Net derivative gains (losses) from economic hedges (4)	830	3,605	(1,285)	3,699	4,783

Total servicing income, net	$2,088	1,873	753	843	(40)

Market-related valuation changes to MSRs and economic hedges (2)+(4)	$1,882	1,527	1,031	875	(346)

(1)	Includes contractually specified servicing fees, late charges and other ancillary revenues.

(2)	Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates.

(3)	Represents changes due to collection/realization of expected cash flows over time.

(4)	Represents results from free-standing derivatives (economic hedges) used to hedge the risk of changes in fair value of MSRs.

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in billions)	2009	2009	2009	2009	2008

Managed servicing portfolio:
Residential mortgage servicing:
Serviced for others (1)	$1,422	1,419	1,394	1,379	1,388
Owned loans serviced (2)	364	365	377	377	378
Sub-servicing	10	11	12	13	15

Total residential servicing	1,796	1,795	1,783	1,769	1,781

Commercial mortgage servicing:
Serviced for others	454	458	470	474	472
Owned loans serviced	105	103	104	105	103
Sub-servicing	10	10	10	10	11

Total commercial servicing	569	571	584	589	586

Total managed servicing portfolio	$2,365	2,366	2,367	2,358	2,367

Total serviced for others	$1,876	1,877	1,864	1,853	1,860
Ratio of MSRs to related loans serviced for others	0.91%	0.83	0.91	0.74	0.87
Weighted-average note rate (mortgage loans serviced for others)	5.66	5.72	5.74	5.83	5.92

(1)	Consists of 1-4 family first mortgage loans.

(2)	Consists of residential mortgages held for sale and 1-4 family first and junior lien mortgage loans at carrying value.

Wells Fargo & Company and Subsidiaries
SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION DATA

	Quarter ended

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in billions)	2009	2009	2009	2009	2008

Application data:
Wells Fargo Home Mortgage first mortgage quarterly applications	$144	123	194	190	116
Refinances as a percentage of applications	72%	62	73	82	68
Wells Fargo Home Mortgage first mortgage unclosed pipeline, at quarter end	$57	62	90	100	71

	Quarter ended

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in billions)	2009	2009	2009	2009	2008

Residential Real Estate Originations:
Wells Fargo Home Mortgage first mortgage loans:
Retail	$51	50	71	51	20
Correspondent/Wholesale	42	45	57	49	28
Other (1)	1	1	1	1	2

Total quarter-to-date	$94	96	129	101	50

Total year-to-date	$420	326	230	101	230

(1)	Consists of home equity loans and lines and Wells Fargo Financial.